The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-226006

Subject to completion, dated June 9, 2021

Prospectus Supplement (To Prospectus Dated July 6, 2018)

4,000,000 American Depositary Shares

Representing 4,000,000 Ordinary Shares

Materialise NV

We are offering 4,000,000 American Depositary Shares (“ADSs”). Each ADS will represent one ordinary share with no nominal value per share. All of the ADSs offered pursuant to this prospectus supplement are being sold by us. ADSs representing our ordinary shares are listed on the Nasdaq Global Select Market under the symbol “MTLS.” On June 8, 2021, the last reported sale price of our ADSs on the Nasdaq Global Select Market was $28.21 per ADS.

This investment involves risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 4 of the accompanying prospectus, as well as the section entitled “Item 3. Key Information—D. Risk Factors” beginning on page 7 of our Annual Report on Form 20-F for the year ended December 31, 2020, which report is incorporated by reference in this prospectus supplement.

	Per ADS	Total

Public offering price	$	$

Underwriting discount to be paid by us	$	$

Proceeds, before expenses, to us	$	$

The underwriters have a 30-day option to purchase up to 600,000 additional ADSs.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the ADSs will be made against payment in New York, New York on or about                     , 2021.

Joint Book-Running Managers

J.P. Morgan	Stifel

The date of this prospectus supplement is                     , 2021.

S-i

About this prospectus supplement

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the Securities and Exchange Commission (the “SEC”) that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

You should read this document together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we file with the SEC. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, the ADSs only in jurisdictions where offers and sales of these securities are legally permitted. You should assume that the information in this prospectus supplement and the accompanying prospectus, any free writing prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this document, is accurate only as of its date or the dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We will update this prospectus to the extent required by law.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement rather than establishing matters of fact. The information in the exhibits should not be read alone and instead should be read in conjunction with the information in this prospectus supplement and the accompanying prospectus and other filings that we make with the SEC. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein concerning our industry and the markets in which we operate is based on information from various third-party industry and research sources, as well as assumptions that we have made that are based on those data and other similar sources, and on our knowledge of the markets for our products and services. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the industry and market information included or incorporated by reference in this prospectus supplement and the accompanying prospectus is generally reliable, information of this sort is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of our industry and the markets in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These factors could cause results to differ materially from those expressed in the estimates made by the third-party sources and by us. See the information included under the heading “Special Note Regarding Forward-Looking Statements.”

S-ii

In addition, some of the industry and market data, forecasts and estimates included in or incorporated by reference in this prospectus supplement and the accompanying prospectus had been published before or do not otherwise take into account the novel coronavirus disease 2019 (“COVID-19”) pandemic and therefore do not reflect any impact of COVID-19 on any specific market or globally.

All references in this prospectus supplement to “U.S. dollars” or “$” are to the legal currency of the United States and all references to “€” or “euro” are to the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended.

Certain figures included in this prospectus supplement have been rounded for ease of presentation. Percentage figures included in this prospectus supplement have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this prospectus supplement may vary slightly from those obtained by performing the same calculations using the figures in our consolidated financial statements. Certain other amounts that appear in this prospectus supplement may similarly not sum due to rounding.

S-iii

Prospectus supplement summary

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated herein or therein by reference. This summary does not contain all of the information that you should consider in making your investment decision. Before investing in the ADSs, you should read this entire prospectus supplement and the accompanying prospectus carefully, including each of the documents incorporated herein or therein by reference, for a more complete understanding of our business and this offering. Except as otherwise required by the context, references to “Materialise,” “Company,” “we,” “us” and “our” are to Materialise NV and its subsidiaries.

Our Mission

Our mission is to innovate product development that results in a better and healthier world, through our software and hardware infrastructure, and an in- depth knowledge of additive manufacturing.

Our Company

We are a leading provider of additive manufacturing and medical software and of sophisticated 3D printing services. With our knowledge, products and services, we empower our customers’ use of additive manufacturing technology, in general, and we enable certain specific and significant applications of additive manufacturing, in particular. In both instances, we seek to empower the choice for sustainability through the use of additive manufacturing.

The customers of our general software tools and 3D printing services are active in a wide variety of industries, including healthcare, automotive, aerospace, art and design and consumer products. The significant additive manufacturing applications that we are more deeply and more directly involved in currently include applications for cranio maxillo facial, eyewear, footwear and measurement fixtures.

As of December 31, 2020, our team consisted of 2,163 full-time equivalent employees, or FTEs, and fully dedicated consultants. Our portfolio of intellectual property featured 307 patents and 167 pending patent applications as of December 31, 2020. For the year ended December 31, 2020, we generated €170.4 million of revenue, representing a 13.3% decrease over the prior year, a net loss of €7.3 million and Adjusted EBITDA of €20.4 million. For a description of Adjusted EBITDA and a reconciliation of our net profit to our Adjusted EBITDA, see “Item 5. Operating and Financial Review and Prospects—A. Operating Results—Other Financial Information” of our Annual Report on Form 20-F for the year ended December 31, 2020.

Company Information

Our principal executive and registered offices are located at Technologielaan 15, 3001 Leuven, Belgium. Our telephone number is +32 (16) 39 66 11. We are registered with the Register of Legal Entities of Leuven under the number 0441.131.254. Our agent for service of process in the United States is Materialise USA, LLC, located at 44650 Helm Ct., Plymouth, Michigan 48170, telephone number (734) 259-6445. Our internet website is www.materialise.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

On April 13, 2021, we announced that we had acquired an option to buy Link3D Inc. (“Link3D”), an additive workflow and manufacturing execution systems (“MES”) company. Link3D offers additive MES workflow software to help companies scale their digital manufacturing operations across complex supply chains and IT environments. Link3D’s MES and workflow solutions help bolster overall adoption of additive manufacturing (“AM”) for series production in major manufacturing industries, including aerospace, automotive, consumer, medical and energy.

If we exercise the option, we expect the acquisition will extend our ability to help companies gain control of their manufacturing floor as they scale up their AM capability into volume production. In addition, we expect the acquisition will allow us to accelerate our ability to offer cloud-based access to our integrated software platform. We also expect the acquisition to broaden our industrial customer base across North America, Europe and Asia Pacific, and offer Link3D customers a seamless connection to our Magics 3D print suite.

We expect to exercise our option to buy Link3D Inc. before the end of 2021. However, the acquisition is subject to a number of customary closing conditions and there can be no assurances as to whether or when it may be completed. For more information, see Note 18 to our unaudited condensed consolidated interim financial statements filed as Exhibit 99.1 to our Report on Form 6-K filed with the SEC on June 9, 2021, which report is incorporated by reference in this prospectus supplement.

On June 1, 2021, we entered into a settlement agreement with Osteoplastics, LLC in connection with the patent infringement lawsuit filed by Osteoplastics, LLC on March 20, 2020, as described on page 6 of our Annual Report on Form 20-F for the year ended December 31, 2020. Pursuant to the settlement agreement, we agreed to file documents seeking to withdraw or terminate all petitions for review (the “IPR Procedure”) of seven asserted patents owned by Osteoplastics, LLC with the Patent Trial and Appeal Board of the United States Patent and Trademark Office (the “PTAB”). On June 3, 2021, we filed a Motion to Dismiss with the PTAB regarding the IPR Procedure, and in a decision dated June 4, 2020, the PTAB granted our Motion to Dismiss.

The offering

Issuer	Materialise NV

ADSs offered by Materialise NV	4,000,000 ADSs

ADSs to be outstanding immediately after this offering	26,543,497 ADSs

Ordinary shares to be outstanding immediately after this offering	58,170,607 ordinary shares

Option to purchase additional ADSs	We have granted the underwriters a 30-day option to purchase up to 600,000 ADSs

The ADSs

Each ADS represents one ordinary share.

The depositary will hold the ordinary shares underlying your ADSs. You will have rights as provided in the deposit agreement. You may cancel your ADSs and withdraw the underlying ordinary shares. The depositary will charge you fees for, among other acts, any cancellation. We may amend or terminate the deposit agreement without your consent. If you continue to hold your ADSs, you agree to be bound by the terms of the deposit agreement then in effect.

To better understand the terms of the ADSs, you should carefully read “Description of American Depositary Shares” in the accompanying prospectus. You should also read the deposit agreement, which is an exhibit to the registration statement of which this prospectus supplement forms a part.

Depositary	The Bank of New York Mellon

Custodian	ING Securities Services, Inc.

Use of proceeds	We expect to receive total estimated net proceeds from this offering of approximately $ , after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes including, but not limited to, potential acquisitions, minority participations, partnerships and increased research and development and sales and marketing expenditures. Pending our use of the net proceeds as described above, we may invest the net proceeds in short-term bank deposits or invest them in interest-bearing, investment-grade securities. See “Use of Proceeds.”

Risk factors	You should carefully read the information set forth under “Risk Factors” beginning on page S-5 of this prospectus supplement and page 4 of the accompanying prospectus as well as under “Item 3. Key Information—D. Risk Factors” beginning on page 7 of our Annual Report on Form 20-F for the year ended December 31, 2020 before deciding to invest in the ADSs.

NASDAQ symbol	MTLS

The number of ordinary shares to be outstanding immediately after this offering is based upon ordinary shares outstanding as of March 31, 2021, and excludes 405,798 ordinary shares issuable upon exercise of outstanding granted warrants as of March 31, 2021, at a weighted average exercise price of €7.93 per share.

Except as otherwise indicated, the information in this prospectus supplement assumes:

•	the sale of all ADSs offered by this prospectus supplement other than the ADSs subject to the underwriters’ option to purchase additional ADSs;

•	the underwriters do not exercise their option to purchase additional ADSs; and

•	no warrants or ordinary shares were issued or granted after March 31, 2021 and no outstanding granted warrants were exercised or terminated after March 31, 2021.

Risk factors

Investment in the ADSs offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. In addition to the information presented in this prospectus supplement and the accompanying prospectus and the risk factors in our Annual Report on Form 20-F for the year ended December 31, 2020 and other documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, you should consider carefully the following risk factors before deciding to purchase these ADSs.

Risks Related to the ADSs and this Offering

The ADSs may experience price and volume fluctuations.

The stock market generally has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of listed companies. Broad market and industry factors may negatively affect the market price of the ADSs, regardless of our actual operating performance. The market price and liquidity of the market for the ADSs that will prevail in the market after this offering may be higher or lower than the price you pay and may be significantly affected by numerous factors, some of which are beyond our control. These factors include:

•	significant volatility in the market price and trading volume of securities of companies in our sector, which is not necessarily related to the operating performance of these companies;

•	the mix of products that we sell, and related services that we provide, during any period;

•	delays between our expenditures to develop and market new products and the generation of sales from those products;

•	changes in the amount that we spend to develop, acquire or license new products, technologies or businesses;

•	changes in our expenditures to promote our products and services;

•	success or failure of research and development projects of us or our competitors;

•	announcements of acquisitions by us or one of our competitors;

•	the general tendency towards volatility in the market prices of shares of companies that rely on technology and innovation;

•	changes in regulatory policies or tax guidelines;

•	changes or perceived changes in earnings or variations in operating results;

•	any shortfall in revenue or net income from levels expected by investors or securities analysts; and

•	general economic trends and other external factors.

Any of these factors could result in a material decline in the price of the ADSs.

Members of our board of directors and senior management own a significant percentage of our ordinary shares and are able to exert significant influence over matters subject to shareholder approval.

Members of our board of directors and senior management (including members of the executive committee) beneficially owned approximately 60.6% of our outstanding ordinary shares (including ordinary shares represented by ADSs), as of March 31, 2021. These shareholders have significant influence over the election of members of our board of directors and the outcome of corporate actions requiring shareholder approval, including dividend policy, mergers, share capital increases, amendments of our restated articles of association and other extraordinary transactions. For example, these shareholders may be able to influence the outcome of elections of members of our board of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transactions. In addition, our restated articles of association provide that, as long as Wilfried Vancraen, our founder and Chief Executive Officer, Hilde Ingelaere, an Executive Vice President of our company who is also Mr. Vancraen’s spouse, and their three children, Linde, Sander and Jeroen Vancraen, or collectively the Family Shareholders, control, directly or indirectly, in the aggregate at least 20% of the voting rights attached to our ordinary shares, a majority of our directors must be appointed by our shareholders from a list of candidates proposed by the Family Shareholders. See “Description of Share Capital” in the accompanying prospectus. This concentration of ownership within this group of shareholders and the rights of the Family Shareholders prevent or discourage unsolicited acquisition proposals or offers for our ordinary shares or ADSs that you may feel are in your best interest as one of our shareholders. The interests of these existing shareholders or the Family Shareholders may not always coincide with your interests or the interests of other shareholders, and they may act in a manner that advances their best interests and not necessarily those of other shareholders, including seeking a premium value for their ordinary shares, which might affect the prevailing market price for the ADSs.

Substantial future sales of our ordinary shares or ADSs in the public market, or the perception that these sales could occur, could cause the price of the ADSs to decline.

Additional sales of our ordinary shares or ADSs in the public market after this offering, or the perception that these sales could occur, could cause the market price of the ADSs to decline. A substantial number of outstanding ordinary shares are, and the ADSs sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”).

Upon completion of this offering, we will have 58,170,607 ordinary shares outstanding (including 26,543,497 ordinary shares represented by ADSs). Upon the completion of this offering, approximately 32,880,840 ordinary shares (including approximately 1,339,981 ordinary shares represented by ADSs) held by the members of our board of directors, our senior management, key employees and certain shareholders will be subject to lock-up agreements with the underwriters of this offering that restrict the sale of ordinary shares and ADSs by those parties for a period of 90 days after the date of this prospectus supplement. However, all of the ADSs sold in this offering and the remaining ordinary shares outstanding prior to this offering (including 21,203,516 ordinary shares represented by ADSs) will not be subject to lock-up agreements with the underwriters and, except to the extent such shares are held by our affiliates and are not registered for public resale under an effective registration statement under the Securities Act, will be freely tradable without restriction under the Securities Act. In addition, following the expiration of the 90-day lock up period referenced above, the holders holding approximately 35,032,250 ordinary shares have registration rights pursuant to which we have filed a registration statement under the Securities Act on Form F-3 registering the public resale of such shares (represented by ADSs). The market price of our ADSs could decline as a result of sales by our shareholders in the market following completion of this offering or the perception that these sales could occur.

The dilutive effect of our warrants could have an adverse effect on the future market price of the ADSs or otherwise adversely affect the interests of our shareholders.

Based on outstanding granted warrants as of March 31, 2021, there were outstanding granted warrants to subscribe for an aggregate of 405,798 ordinary shares at a weighted average exercise price of €7.93 per share. The warrants likely will be exercised if the market price of the ADSs equals or exceeds the applicable exercise price. To the extent such securities are exercised, additional ordinary shares will be issued, which would dilute the ownership of existing shareholders.

We have broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our results of operations or the price of the ADSs.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways the holders of the ADSs may not agree with or that do not yield a favorable return, if any. We intend to use the net proceeds of this offering for general corporate purposes including, but not limited to, potential acquisitions, minority participations, partnerships and increased research and development and sales and marketing expenditures. However, our use of these proceeds may differ substantially from our current plans. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. If we do not invest or apply the proceeds of this offering in ways that improve our results of operations, we may fail to achieve expected financial results, which could cause the price of the ADSs to decline.

We do not expect to be a passive foreign investment company for U.S. federal income tax purposes; however, there is a risk that we may be classified as a passive foreign investment company, which could result in materially adverse U.S. federal income tax consequences to U.S. investors.

We do not expect to be a passive foreign investment company (a “PFIC”). However, the relevant rules are not entirely clear and certain aspects of the tests will be outside our control; therefore, no assurance can be given that we will not be classified as a PFIC for any taxable year. If you are a U.S. taxpayer and we are determined to be a PFIC at any time during your holding period, you may be subject to materially adverse consequences, including additional tax liability and tax filing obligations. See “Taxation—U.S. Taxation—Passive Foreign Investment Company.”

Changes in our United States federal income tax classification, or that of our subsidiaries, could result in adverse tax consequences to our 10% or greater U.S. shareholders.

We do not believe that we, or any of our non-U.S. subsidiaries, are controlled foreign corporations (“CFCs”) based upon the ADSs or shares owned directly by U.S. shareholders. However, we or certain of our non-U.S. subsidiaries may be classified as CFCs depending on the U.S. holdings of certain of our non-U.S. shareholders. This classification could cause significant and adverse U.S. tax consequences for our U.S. shareholders that own, or are considered to own, as a result of the attribution rules, 10% or more of the voting power or value of the stock of us or our non-U.S. subsidiaries (a “10% U.S. shareholder”) or any person who becomes a 10% U.S. shareholder under the U.S. Federal income tax law applicable to owners of CFCs. Therefore, we would advise our 10% U.S. shareholders (if any) and persons considering becoming 10% U.S. shareholders to consult their tax advisors regarding the U.S. Federal income tax law applicable to owners of CFCs.

Special note regarding forward-looking statements

This prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements that are not of historical facts may be deemed to be forward-looking statements. You can identify these forward-looking statements by words such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “aims,” or other similar expressions that convey uncertainty of future events or outcomes. Forward-looking statements appear in a number of places throughout this prospectus supplement and include statements regarding our intentions, beliefs, assumptions, projections, outlook, analyses or current expectations concerning, among other things, our intellectual property position, research and development projects, acquisitions, results of operations, cash needs, spending of the proceeds from this offering, capital expenditures, financial condition, liquidity, prospects, growth and strategies, regulatory approvals and clearances, the markets and industry in which we operate and the trends and competition that may affect the markets, industry or us.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, we caution you that forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All of our forward-looking statements are subject to risks and uncertainties that may cause our actual results to differ materially from our expectations.

Actual results could differ materially from our forward-looking statements due to a number of factors, including, without limitation, risks related to:

•	our ability to enhance and adapt our software, products and services to meet changing technology and customer needs;

•	fluctuations in our revenue and results of operations;

•	impacts on our business, financial condition and results of operations from the current global health crisis related to the COVID-19 pandemic;

•	our ability to operate in a highly competitive and rapidly changing industry;

•	our ability to adequately increase demand for our products and services;

•	our collaborations, in-licensing arrangements, joint ventures, strategic alliances or partnerships with third-parties;

•	our ability to integrate acquired businesses or technologies effectively;

•	our dependence upon sales to certain industries;

•	our relationships with suppliers;

•	our ability to attract and retain senior management and other key employees;

•	any disruptions to our service center operations, including by accidents, natural disasters or otherwise;

•	our ability to raise additional capital on attractive terms, or at all, if needed to meet our growth strategy;

•	our ability to adequately protect our intellectual property and proprietary technology;

•	our international operations;

•	our ability to comply with applicable governmental laws and regulations to which our products, services and operations are subject; and

•

the other factors listed in the “Risk Factors” sections of this prospectus supplement and the accompanying prospectus and under “Item 3. Key Information—D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2020.

Any forward-looking statements that we make in this prospectus supplement speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement. See “Where You Can Find More Information.”

You should also read carefully the factors described in the “Risk Factors” sections of this prospectus supplement and the accompanying prospectus and under “Item 3. Key Information—D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2020 to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement and the accompanying prospectus, including the documents that we incorporate herein and therein by reference, will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

Use of proceeds

We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $             million (or approximately $             million if the underwriters’ option to purchase additional ADSs is exercised in full).

We intend to use the net proceeds of this offering for general corporate purposes including, but not limited to, potential acquisitions, minority participations, partnerships and increased research and development and sales and marketing expenditures.

Our management will have significant flexibility and discretion in applying the net proceeds. As of the date of this prospectus supplement, we cannot predict with certainty the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of proceeds will vary depending on numerous factors, including the factors described under the heading “Risk Factors” in this prospectus supplement.

Pending our use of the net proceeds as described above, we may invest the net proceeds in short-term bank deposits or invest them in interest-bearing, investment-grade securities.

Dividend policy

We have never declared or paid any cash dividends on our shares, and we have no present intention of declaring or paying any dividends in the foreseeable future. Any recommendation by our board of directors to pay dividends, subject to compliance with applicable law and any contractual provisions that restrict or limit our ability to pay dividends, including under agreements for indebtedness that we may incur, will depend on many factors, including our financial condition, results of operations, legal requirements, capital requirements, business prospects and other factors that our board of directors deems relevant.

All of the ordinary shares represented by the ADSs offered by this prospectus supplement will have the same dividend rights as all of our other outstanding shares. In general, distributions of dividends proposed by our board of directors require the approval of our shareholders at a shareholders’ meeting, although our board of directors may declare interim dividends without shareholder approval. See “Description of Share Capital” in the accompanying prospectus.

Furthermore, pursuant to Belgian law, the calculation of amounts available for distribution to shareholders, as dividends or otherwise, must be determined on the basis of our non-consolidated statutory financial statements prepared under generally accepted accounting principles in Belgium (“Belgian GAAP”). In addition, in accordance with Belgian law and our restated articles of association, we must allocate each year an amount of at least 5% of our annual net profit under our statutory non-consolidated accounts (prepared in accordance with Belgian GAAP) to a legal reserve until the reserve equals 10% of our share capital. Our legal reserve currently does not meet this requirement. As a consequence of these facts there can be no assurance as to whether dividends or other distributions will be paid out in the future or, if they are paid, their amount.

For information regarding the Belgian withholding tax applicable to dividends and related U.S. reimbursement procedures, see “Taxation—Belgian Taxation.”

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2021 on:

•	an actual basis; and

•

an as adjusted basis to give effect to the sale by us of 4,000,000 ADSs in this offering at the public offering price, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with the sections titled “Item 3. Key Information—A. Selected Financial Data” and “Item 5. Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2020 and “Operating and Financial Review and Prospects” in our Report on Form 6-K filed with the SEC on June 9, 2021, which reports are incorporated by reference in this prospectus supplement, as well as our consolidated financial statements and related notes and the other financial information included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2021
	Actual	As Adjusted
	(unaudited) (in thousands of €)
Cash and cash equivalents	107,568

Loans & borrowings (current and non-current)	100,510
Shareholders’ equity:
Share capital	4,096
Share premium	141,306
Retained earnings	(11,062)

Other reserves	(4,379)

Total equity	129,961

Total capitalization	230,471

Taxation

Belgian Taxation

The following paragraphs are a summary of material Belgian tax consequences of the ownership of ADSs by an investor. The summary is based on laws, treaties and regulatory interpretations in effect in Belgium on the date of this document, all of which are subject to change, including changes that could have retroactive effect.

The summary only discusses Belgian tax aspects which are relevant to U.S. holders of ADSs (“Holders”). This summary does not address Belgian tax aspects which are relevant to persons who are residents in Belgium or engaged in a trade or business in Belgium through a permanent establishment or a fixed base in Belgium. This summary does not purport to be a description of all of the tax consequences of the ownership of ADSs, and does not take into account the specific circumstances of any particular investor, some of which may be subject to special rules, or the tax laws of any country other than Belgium. This summary does not describe the tax treatment of investors that are subject to special rules, such as banks, insurance companies, collective investment undertakings, dealers in securities or currencies, persons that hold, or will hold, ADSs in a position in a straddle, share-repurchase transaction, conversion transactions, synthetic security or other integrated financial transactions. Investors should consult their own advisers regarding the tax consequences of an investment in ADSs in the light of their particular circumstances, including the effect of any state, local or other national laws, treaties and regulatory interpretation thereof.

In addition to the assumptions mentioned above, it is also assumed in this discussion that for purposes of the domestic Belgian tax legislation, the owners of ADSs will be treated as the owners of the ordinary shares represented by such ADSs. However, the assumption has not been confirmed by or verified with the Belgian Tax Administration.

For the purposes of this summary, ADSs or ordinary shares means ordinary shares represented by ADSs. Both terms are used interchangeably.

Dividend Withholding Tax

As a general rule, a withholding tax of 30% is levied on the gross amount of dividends paid on or attributed to the ordinary shares represented by the ADSs, subject to such relief as may be available under applicable domestic or tax treaty provisions. Dividends subject to the dividend withholding tax include all benefits attributed to the ordinary shares represented by the ADSs, irrespective of their form. A reimbursement of fiscal capital made in accordance with the Belgian Code of Companies and Associations is partly considered to be a distribution of the existing taxed reserves (irrespective whether incorporated into the capital or not) and/or the tax-free reserves incorporated into the capital. The proportion is determined on the basis of the ratio between certain taxed reserves and tax-free reserves incorporated into the capital on the one hand and, on the other hand, the aggregate of such reserves and the fiscal capital. In principle, fiscal capital includes paid-up statutory share capital, and subject to certain conditions, the paid-up issue premiums and the cash amounts subscribed to at the time of the issue of profit sharing certificates.

In case of a redemption by us of own shares represented by ADSs, the redemption distribution (after deduction of the portion of fiscal capital represented by the redeemed shares) will be treated as a dividend which in certain circumstances may be subject to a withholding tax of 30%, subject to such relief as may be available under applicable domestic or tax treaty provisions. In case of a liquidation of our Company, any amounts distributed in excess of the fiscal capital will be subject to a 30% withholding tax, subject to such relief as may be available under applicable domestic or tax treaty provisions.

For non-residents, the dividend withholding tax will be the only tax on dividends in Belgium, unless the non-resident holds ADSs in connection with a business conducted in Belgium, through a fixed base in Belgium or a Belgian permanent establishment.

Relief of Belgian Dividend Withholding Tax

Under the Belgium-United States Tax Treaty (the “Treaty”), there is a reduced Belgian withholding tax rate of 15% on dividends paid by us to a U.S. resident which beneficially owns the dividends and is entitled to claim the benefits of the Treaty under the limitation of benefits article included in the Treaty, (a “Qualifying Holder”). If such Qualifying Holder is a company that owns directly at least 10% of our voting stock, the Belgian withholding tax rate is further reduced to 5%. No withholding tax is however applicable if the Qualifying Holder, is: (i) a company that is a resident of the United States that has owned directly ADSs representing at least 10% of our capital for a 12-month period ending on the date the dividend is declared, or (ii) a pension fund that is a resident of the United States, provided that such dividends are not derived from the carrying on of a business by the pension fund or through an associated enterprise.

Under the normal procedure, we or our paying agent must withhold the full Belgian withholding tax (without taking into account the Treaty rate). Qualifying Holders may make a claim for reimbursement for amounts withheld in excess of the rate defined by the Treaty. The reimbursement form (Form 276 Div-Aut.) may be obtained from the Centre Etrangers, Team 6, Kruidtuinlaan 50, PO 3429, 1000 Brussels, Belgium or online on the website of the Belgian tax authorities. Qualifying Holders may also, subject to certain conditions, obtain the reduced Treaty rate at source. Qualifying Holders should deliver a duly completed Form 276 Div-Aut. no later than ten days after the date on which the dividend is paid or attributed. U.S. holders should consult their own tax advisors as to whether they qualify for reduction in withholding tax upon payment or attribution of dividends, and as to the procedural requirements for obtaining a reduced withholding tax upon the payment of dividends or for making claims for reimbursement.

Withholding tax is also not applicable, pursuant to Belgian domestic tax law, on dividends paid to certain U.S. pension funds provided that the U.S. pension fund (i) qualifies as a non-resident saver for Belgian withholding tax purposes (i.e., it has a separate legal personality and fiscal residence outside of Belgium and without a permanent establishment or fixed base in Belgium), (ii) has a corporate purpose that consists solely in managing and investing funds collected in order to pay legal or complementary pensions, (iii) has activity that is limited to the investment of funds collected in the exercise of its statutory purpose, without any profit making activity and (iv) is exempt from income taxes in the United States. Furthermore, such pension fund may not contractually be obligated to redistribute the dividends to any beneficial owner of such dividends for whom it would manage the ADSs nor obligated to pay a manufactured dividend with respect to the ADSs under a securities borrowing transaction (save in certain particular cases as described in Belgian law) and subject to certain procedural formalities.

Under Belgian domestic tax law, a withholding tax exemption is available to dividends paid to a non-resident corporate shareholder (located in a Member State of the European Union or in a country with which Belgium has entered in a double tax treaty including sufficient information exchange provisions) provided that (i) at the date of payment or attribution of the dividend it holds a participation in our company representing at least 10% of our share capital, (ii) this holding is held or will be held in full ownership for an uninterrupted period of at least one year, (iii) this non-resident corporate shareholder is tax resident of the country where it is established according to the tax laws of and the bilateral tax treaties established by such country, (iv) this non-resident corporate shareholder is subject to a corporate income tax regime similar to Belgian corporate income tax regime without benefitting from a tax regime that derogates from the ordinary tax regime and (v) its legal form is (similar to one of the legal forms) listed in the annex of the E.U. directive dated 23 July 1990 (90/435/EC) as amended by the directive of 22 December 2003 (2003/123/EC). This reduced withholding tax will apply provided that certain procedural formalities are complied with.

Finally, a withholding tax exemption is available, pursuant to Belgian domestic tax law, to dividends paid to a non-resident corporate shareholder (located in the European Economic Area or in a country with which Belgium has entered in a double tax treaty including sufficient information exchange provisions) to the extent that at the date of payment or attribution of the dividend it holds a participation in our company representing less than 10% of our share capital but the acquisition value of which is at least €2.5 million and provided that certain other conditions are met, i.e., that (i) this holding is held or will be held in full ownership for an uninterrupted period of at least one year (ii) this non-resident corporate shareholder is subject to a corporate income tax regime similar to Belgian corporate income tax regime without benefitting from a tax regime that derogates from the ordinary tax regime, and (iii) its legal form is (similar to one of the legal forms) listed in the annex I, part A, of the E.U. directive dated 30 November 2011 (2011/96/EU) as amended by the directive of 8 July 2014 (2014/86/EU). This reduced withholding tax will apply only if and to the extent that the ordinary Belgian withholding tax cannot be credited or reimbursed to the non-resident corporate shareholder referred to above and subject to certain procedural formalities.

Capital Gains and Losses

Pursuant to the Treaty, capital gains and/or losses realized by a Qualifying Holder from the sale, exchange or other disposition of ADSs do not fall within the scope of application of Belgian domestic tax law.

Capital gains realized on ADSs by a corporate Holder which is not entitled to claim the benefits of the Treaty under the limitation of benefits article included in the Treaty are generally not subject to taxation in Belgium unless the corporate Holder is acting through a Belgian permanent establishment or a fixed place in Belgium to which the ADSs are effectively connected. Capital losses are not deductible.

Private individual Holders who are not entitled to claim the benefits of the Treaty under the limitation of benefits article included in the Treaty and which are holding ADSs as a private investment will, as a rule, not be subject to tax on any capital gains arising out of a disposal of ADSs. Losses will, as a rule, not be deductible in Belgium.

However, if the gain realized by such individual Holders on ADSs is deemed to be realized outside the scope of the normal management of such individual’s private estate and the capital gain is obtained or received in Belgium, the gain will in principle be taxable at 33%. The Official Commentary to the ITC 1992 stipulates that occasional transactions on a stock exchange regarding ADSs should not be considered as transactions realized outside the scope of normal management of one’s own private estate.

Capital gains realized by such individual Holders on the disposal of ADSs for consideration, outside the exercise of a professional activity, to a non-resident company (or a body constituted in a similar legal form), to a foreign state (or one of its political subdivisions or local authorities) or to a non-resident legal entity who is established outside the European Economic Area, are in principle taxable at a rate of 16.5% if, at any time during the five years preceding the sale, such individual Holders has owned directly or indirectly, alone or with his/her spouse or with certain relatives, a substantial shareholding in us (that is, a shareholding of more than 25% of our shares).

Capital gains realized by a Holder upon the redemption of ADSs or upon our liquidation will generally be taxable as a dividend. See section “Dividend Withholding Tax.”

Estate and Gift Tax

There is no Belgian estate tax on the transfer of ADSs upon the death of a Belgian non-resident.

Donations of ADSs made in Belgium may or may not be subject to gift tax in Belgium depending on the modalities under which the donation is carried out.

Belgian Tax on Stock Exchange Transactions

A tax on stock exchange transactions (taxe sur les opérations de bourse/taks op de beursverrichtingen) is generally levied on the purchase and the sale and on any other acquisition and transfer for consideration of existing ADSs on the secondary market carried out by a Belgian resident investor through a professional intermediary if (i) executed in Belgium through a professional intermediary, or (ii) deemed to be executed in Belgium, which is the case if the order is directly or indirectly made to a professional intermediary established outside of Belgium, either by private individuals having their usual residence in Belgium, or legal entities for the account of their seat or establishment in Belgium.

The applicable rate amounts to 0.35% of the consideration paid but with a cap of €1,600 per transaction and per party. The tax is due separately from each party to any such transaction, i.e., the seller (transferor) and the purchaser (transferee), both collected by the professional intermediary.

However, if the intermediary is established outside of Belgium, the tax will in principle be due by the ordering private individual or legal entity, unless that individual or entity can demonstrate that the tax has already been paid. Professional intermediaries established outside of Belgium can, subject to certain conditions and formalities, appoint a Belgian representative for tax purposes, which will be liable for the tax on stock exchange transactions in respect of the transactions executed through the professional intermediary.

Belgian non-residents who purchase or otherwise acquire or transfer, for consideration, ADSs in Belgium for their own account through a professional intermediary may be exempt from the tax on stock exchange transactions if they deliver a sworn affidavit to the intermediary in Belgium confirming their non-resident status.

A tax on repurchase transactions (taxe sur les reports/taks op de reportverrichtingen) at the rate of 0.085%. will be due from each party to any such transaction entered into or carried out in Belgium by a Belgian resident investor in which a stockbroker acts for either party (with a maximum amount of €1,600 per transaction and per party).

No stock exchange tax, nor tax on repurchase transactions is payable by: (i) professional intermediaries described in Article 2, 9° and 10° of the Law of August 2, 2002 acting for their own account, (ii) insurance companies described in Article 2, §1 of the Law of 9 July 1975 acting for their own account, (iii) professional retirement institutions referred to in Article 2, 1° of the Law of October 27, 2006 relating to the control of professional retirement institutions acting for their own account, (iv) collective investment institutions acting for their own account, or (v) regulated real estate companies (for the stock exchange tax only).

No stock exchange tax, nor tax on repurchase transactions will thus be due by Holders on the subscription, purchase or sale of ADSs, if the Holders are acting for their own account. In order to benefit from this exemption, the Holders must file with the professional intermediary in Belgium a sworn affidavit evidencing that they are non-residents for Belgian tax purposes.

Belgian Annual Tax on Securities Accounts

Pursuant to the Law of February 17, 2021 introducing a new annual tax on securities accounts due on securities accounts held through an intermediary if the average value of the taxable financial instruments held on this securities account exceeds €1 million during a reference period of 12 consecutive months. This new annual tax on securities accounts is introduced because the previous tax on securities accounts was annulled by the Belgian Constitutional Court.

The annual tax on securities accounts is due irrespective of whether the holder of a securities account is a physical person or a legal entity. If the holder of a securities account is a Belgian resident, the annual tax on securities accounts will be applicable both to securities accounts held in Belgium as well as securities accounts held abroad. For non-residents, only securities accounts held in Belgium fall in scope of the annual tax on securities accounts. A double tax treaty could prevent Belgium to levy the annual tax on securities accounts.

Certain exemptions exist to mitigate the impact of the annual tax on securities accounts on the financial sector. As such, securities accounts held by certain financial undertakings are exempt.

All securities held on a securities account are targeted, such as shares, bonds, participations in investment funds and investment companies, but also derived products, such as index trackers, turbo’s, real estate certificates and cash. The rate of the annual tax on securities accounts amounts to 0.15% on securities accounts of which the average value exceeds €1 million during a reference period of 12 consecutive months. In order to avoid that the payment of the tax would result in a decrease of the average value below the €1 million threshold, the rate is limited to 10% of the difference between the taxable base and €1 million in those cases. The reference period is a subsequent period of 12 months starting on October 1 and ending September 30 of the subsequent year or (i) any earlier date when the account is closed; or (ii) the moment when the account holder becomes a resident of a state with which Belgium has concluded a tax treaty and the tax treaty allocates the taxing rights to the other state. The average value is calculated by taking the average of the securities accounts values on December 31, March 31, June 30 and September 30.

The tax must be declared and paid by the Belgian resident intermediary with whom the securities account is held. If a securities account is held with a non-resident intermediary, the holder of the securities account itself is responsible for the declaration and the payment of the annual tax on securities accounts. Alternatively, the foreign intermediary could also voluntarily appoint a recognized responsible representative in Belgium to declare and pay the tax.

In case of non-declaration, late, inaccurate or incomplete declaration, as well as non-payment or late payment, a penalty varying from 10% to 200% of the tax due can be imposed. Every holder of the securities account is jointly and severally liable to pay these penalties. The Law furthermore includes a general anti-abuse provision pursuant to which the following is not allowed: (i) distributing taxable financial instruments over different securities accounts to avoid the threshold of €1 million for an individual account, (ii) converting taxable financial instruments into nominative securities (the latter are out of scope of the tax); (iii) transferring a securities account to a foreign legal entity which then transfers the securities to a foreign securities account, etc. In the aforementioned circumstances, there is a refutable presumption that abuse exists. However, the Law also includes situations in which there is an irrefutable presumption of abuse. As such, the following transactions taking place as of October 30, 2020 onwards will be considered to constitute abuse: (i) splitting of a securities account into multiple securities accounts held by the same intermediary; and (ii) the conversion of taxable financial instruments held in a securities account to nominal financial instruments.

Prospective Holders should consult their own tax advisors as to whether they are subject to the new annual tax on securities accounts.

Proposed Financial Transactions Tax

On February 14, 2013, the European Commission published a proposal for a Directive for a common financial transactions tax (“FTT”) in Belgium, Germany, Greece, Spain, France, Italy, Austria, Portugal, Slovenia, Estonia and Slovakia (collectively, the “Participating Member States”). On December 8, 2015, Estonia declared that it will no longer support the FTT.

The proposed FTT has a very broad scope and could, if introduced in its current form, apply to certain dealings in ADSs in certain circumstances. The FTT could apply in certain circumstances to persons both within and outside of the Participating Member States. Generally, it would apply to certain dealings in ADSs where at least one party is a financial institution, and at least one party is established in a Participating Member State.

A financial institution may be, or be deemed to be, “established” in a Participating Member State in a broad range of circumstances, including by transacting with a person established in a Participating Member State.

Currently, the proposed FTT remains subject to further negotiations between the Participating Member States (excluding Estonia). It may therefore be adjusted prior to any implementation, of which the timing and fate remains unclear. Moreover, additional E.U. Member States could decide to participate or drop out of the negotiations. Prospective Holders of ADSs are advised to seek their own professional advice in relation to the FTT.

U.S. Taxation

The following is a discussion of the material U.S. federal income tax considerations to U.S. holders (as defined below) of acquiring, holding and disposing of the ADSs. The following discussion applies only to U.S. holders that purchase ADSs, will hold ADSs as capital assets for U.S. federal income tax purposes (generally, assets held for investment) and that are not residents of, or ordinarily resident in, Belgium for tax purposes nor hold their ADSs as part of a permanent establishment in Belgium. The discussion also does not address any aspect of U.S. federal taxation other than U.S. federal income taxation. In particular, this summary does not address all tax considerations applicable to investors that own (directly or by attribution) 10% or more of our stock by vote or value, nor does this summary discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the U.S. federal income tax laws (such as financial institutions, insurance companies, real estate investment trusts, regulated investment companies, investors liable for the alternative minimum tax, certain U.S. expatriates, individual retirement accounts and other tax-deferred accounts, partnerships or other pass-through entities for U.S. federal income tax purposes, tax-exempt organizations, dealers in securities or currencies, securities traders that elect mark-to-market tax accounting, investors that will hold the ADSs as part of constructive sales, straddles, hedging, integrated or conversion transactions for U.S. federal income tax purposes or investors whose “functional currency” is not the U.S. dollar). Further, this discussion is limited to U.S. holders that hold our ADSs or ordinary shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment) at all relevant times and does not address all U.S. federal income tax consequences relevant to a U.S. holder’s particular circumstances, including the impact of the Medicare tax on net investment income.

The following summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations thereunder, published rulings of the U.S. Internal Revenue Service (the “IRS”), the Treaty, and judicial and administrative interpretations thereof, in each case as available on the date of this prospectus supplement. Changes to any of the foregoing, or changes in how any of these authorities are interpreted, may affect the tax consequences set out below, possibly retroactively. No ruling will be sought from the IRS with respect to any statement or conclusion in this discussion, and there can be no assurance that the IRS will not challenge such statement or conclusion in the following discussion or, if challenged, a court will uphold such statement or conclusion.

For purposes of the following summary, a “U.S. holder” is a beneficial owner of ADSs that is for U.S. federal income tax purposes: (i) a citizen or individual resident of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (x) a court within the United States is able to exercise primary supervision over its administration and (y) one or more United States persons (as defined in the Code) have the authority to control all of the substantial decisions of such trust.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds ADSs, the U.S. federal income tax consequences to the partners of such partnership will depend on the activities of the partnership and the status of the partners. A partnership considering an investment in ADSs, and partners in such partnership, should consult their own tax advisers about the consequences of the investment.

We do not expect to be a PFIC, and the discussion under “—Distributions by Us” and “—Proceeds from the Sale, Exchange or Retirement of the ADSs” below assumes we will not be a PFIC. See “—Passive Foreign Investment Company” discussion below.

Prospective purchasers of ADSs should consult their own tax advisers with respect to the U.S. federal, state, local and non-U.S. tax consequences to them in their particular circumstances of acquiring, holding, and disposing of, ADSs.

Ownership of ADSs in General

The discussion below is based, in part, on representations by the Depositary and assumes that each obligation under the deposit agreement and any related agreement will be performed in accordance with its terms.

For U.S. federal income tax purposes, an owner of ADSs generally will be treated as the owner of the ordinary shares represented by such ADSs. However, the U.S. Treasury has expressed concerns that parties to whom interests such as the ADSs are delivered in transactions similar to pre-release transactions may be taking actions that are inconsistent with the claiming of foreign tax credits for U.S. holders of ADSs. Accordingly, the analysis of the creditability of Belgian taxes could be affected by actions taken by parties to whom the ADSs are pre-released. No gain or loss will be recognized if you exchange ADSs for the ordinary shares represented by those ADSs. Your tax basis in such ordinary shares will be the same as your tax basis in such ADSs, and the holding period in such ordinary shares will include the holding period in such ADSs.

Distributions by Us

Subject to the application of the PFIC rules discussed below, the U.S. dollar value of distributions paid by us (including the amount of any taxes withheld) out of its earnings and profits, as determined under U.S. federal income tax principles, will be subject to tax as foreign source ordinary dividend income and will be includible in your gross income upon receipt by the Depositary. However, we do not maintain calculations of its earnings and profits in accordance with U.S. federal income tax accounting principles. U.S. holders should therefore assume that any distribution by us with respect to ordinary shares or ADSs will constitute ordinary dividend income. Subject to applicable limitations, so long as the ADSs are regularly traded on the Nasdaq Global Select Market, we expect that dividends paid by us will be classified as “qualified dividend income” generally subject to tax at lower rates than other items of ordinary income when received by individuals and other non-corporate U.S. holders. Any dividends we pay with respect to the ADSs or ordinary shares will constitute foreign source income for foreign tax credit purposes.

The U.S. dollar value of distributions paid by us will be calculated by reference to the exchange rate in effect on the date the dividend distribution is received by the Depositary, regardless of when the Depositary converts the payments into U.S. dollars. If the foreign currency is converted by the Depositary on a later date, a U.S. holder will be required to recognize foreign currency gain or loss in respect of the foreign currency based on the difference between the rate at which it is converted and the rate on the date the dividend was received by the Depositary.

Subject to certain limitations, Belgian withholding tax, if any, paid in connection with any distribution with respect to ordinary shares or ADSs may be claimed as a credit against your U.S. federal income tax liability if you elect not to take a deduction for any non-U.S. income taxes for that taxable year; otherwise, such Belgian withholding tax may be taken as a deduction. If you are eligible for benefits under the Treaty or are otherwise entitled to a refund for the taxes withheld, you will not be entitled to a foreign tax credit or deduction for the amount of any Belgian taxes withheld in excess of the maximum rate under the Treaty or for the taxes with respect to which you can obtain a refund from the Belgian taxing authorities. As the relevant rules are very complex, you should consult your own tax advisor concerning the availability and utilization of the foreign tax credit or deductions for non-U.S. taxes in your particular circumstances.

Proceeds from the Sale, Exchange or Retirement of the ADSs

Upon the sale, exchange or retirement of ADSs, a U.S. holder will generally recognize U.S. source capital gain or loss equal to the difference, if any, between the U.S. dollar amount realized on the sale, exchange or retirement and the U.S. holder’s tax basis in the ADSs (generally their cost in U.S. dollars). Any gain or loss generally will be long-term capital gain or loss if the ADSs have been held for more than a year. If you are a non-corporate U.S. holder, including an individual U.S. holder, you may be eligible for reduced U.S. federal income tax rates for long-term capital gains. The deductibility of capital losses is subject to limitations. Gain or loss you recognize on the sale, exchange or retirement of ADSs will generally be treated as U.S. source income or loss for foreign tax credit purposes.

Passive Foreign Investment Company

We believe that we were not a PFIC for the tax year ended December 31, 2020, and we do not expect to be classified as a PFIC for U.S. federal income tax purposes for the current tax year ending December 31, 2021, or for the foreseeable future. However, PFIC status is a factual determination for each taxable year that cannot be made until after the close of each such year and will depend to a large degree on the market price of our ADSs, which could fluctuate significantly. Therefore, we cannot assure you that we will not be considered a PFIC for the taxable year ended December 31, 2020 or in any subsequent taxable year. If we are a PFIC at any time during the holding period of a U.S. holder, the U.S. holder would be subject to potentially materially greater amounts of tax and subject to additional U.S. tax form filing requirements. In addition, a non-corporate U.S. holder will not be eligible for qualified dividend income treatment on dividends received from us if we are treated as a PFIC for the taxable year in which the dividends are received or for the preceding taxable year.

A non-U.S. corporation is a PFIC in any taxable year in which, after taking into account certain look-through rules, either (i) at least 75% of its gross income is passive income or (ii) at least 50% of the average value (determined on a quarterly basis) of its assets is attributable to assets that produce or are held to produce passive income. Passive income generally includes dividends, interest, rents, royalties, gross income from certain commodities transactions, and capital gains. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income. The same general look-through rule applies when a foreign corporation owns at least 25% by value of the partnership (a look-through partnership)—the foreign corporation is treated as owning its share of the partnership’s assets and deriving its share of the partnership’s income, characterized as passive or active at the partnership level. In the case the foreign corporation satisfies an “active partner” test, the foreign corporation may treat less-than-25% owned partnerships as look-through partnerships, unless the foreign corporation elects otherwise. Although the determination of whether a non-U.S. corporation is a PFIC for a given taxable year is based on its income and assets for that taxable year, as determined under the PFIC rules, once a non-U.S. corporation is a PFIC for any taxable year, it generally remains a PFIC for any investors that owned interests in all or a portion of such taxable year even if it would not otherwise qualify as a PFIC in later taxable years. We do not undertake to monitor our PFIC status on an ongoing basis.

The Code imposes additional taxes on gains from the sale or other disposition of, and “excess distributions” with respect to, shares of a PFIC owned directly (or deemed to be owned directly or indirectly under certain attribution rules) by a U.S. holder. In general, an excess distribution is any distribution to the U.S. holder that is greater than 125% of the average annual distributions received by the U.S. holder (including return of capital distributions) during the three preceding taxable years or, if shorter, the U.S. holder’s holding period for the ADSs. If we were a PFIC in any year in which a U.S. holder held the ADSs (i) the gain or excess distribution would be allocated ratably over the U.S. holder’s holding period for the ADSs, (ii) the amount allocated to the taxable year in which the gain or excess distribution was realized and to any year before we became a PFIC would be taxable as ordinary income, (iii) the amount allocated to each other prior year would be subject to tax at the highest rate in effect for that year and (iv) the interest charge generally applicable to underpayments of tax would be imposed in respect of the tax allocated to each such year. For these purposes, a U.S. holder who uses the ADSs as collateral for a loan would be treated as having disposed of such ADSs.

The PFIC rules provide for certain elections that can, in certain circumstances, alter the tax consequences of PFIC status as generally described above, thereby mitigating the adverse tax consequences that generally apply under the PFIC rules as described above. One such election, the “qualified electing fund” or “QEF” election, allows a U.S. holder to include in income its share of the corporation’s income on a current basis and it requires (among other things) that the U.S. holder include with its U.S. federal income tax return a “PFIC Annual Information Statement” provided by the foreign corporation and disclosing to the U.S. Holder its pro rata share of the corporation’s “ordinary earnings” and “net capital gain” as determined under U.S. federal income tax principles. A QEF election also can, in certain circumstances, cause the “excess distribution” regime described above not to apply, generally resulting in more favorable tax consequences upon receipt of PFIC excess distributions or the recognition of gain on sale of PFIC shares (or ADSs). However, we do not intend to calculate our “ordinary earnings” or “net capital gain,” nor do we intend to supply U.S. holders with the required “PFIC Annual Information Statement.” Therefore, it generally will not be possible for you to make a QEF election if we are, or if we become, a PFIC.

A different election, the “mark-to-market” election could be available if our ADSs or ordinary shares, as applicable, are considered “marketable stock” as defined under applicable U.S. Treasury Regulations. This election can be made if the ADSs are considered to be “marketable securities” for purposes of the PFIC rules. The ADSs should be marketable securities for these purposes to the extent they are “regularly traded” on the Nasdaq Global Select Market. Generally, shares are treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the shares are traded on a qualified exchange on at least 15 days during each calendar quarter. Subject to certain limitations, a U.S. holder that makes a valid mark-to-market election with respect to the ADSs would be required to take into account the difference, if any, between the fair market value at the end of each taxable year and the fair market value at the end of the preceding taxable year (or the acquisition price in the first year the election is in effect) of those ADSs, as ordinary income or ordinary loss (but only to the extent of the net amount previously included as income by the U.S. holder as a result of the mark-to-market election). A U.S. holder’s basis in the ADSs will be increased by the amount of any ordinary income inclusion and decreased by the amount of any ordinary loss taken into account under the mark-to-market rules. Gains from an actual sale or other disposition of the ADSs for which this election has been properly made would be treated as ordinary income, any losses incurred on a sale or other disposition of the ADSs would be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years and any additional loss would be capital loss.

Even if a valid mark-to-market election is made with respect to the ADSs, there is a significant risk that indirect interests in any of our subsidiaries that are PFICs will not be covered by this election but will be subject to the excess distribution rules described above. Under these rules, distribution from, and dispositions of interests in, these subsidiaries, as well as certain other transactions, generally will be treated as a distribution or disposition subject to the discussion above regarding excess distributions.

Prospective U.S. holders are urged to consult their own tax advisers about the consequences of holding the ADSs if we are considered a PFIC in any taxable year, including the availability of the mark-to-market election, and whether making the election would be advisable in their particular circumstances. In particular, U.S. holders should consider carefully the impact of a mark-to-market election with respect to their ADSs given that there is a significant risk that we will have subsidiaries that are classified as PFICs.

Medicare Tax

Certain U.S. holders who are individuals, estates and trusts will be required to pay an additional 3.8% tax on some or all of their “net investment income,” which generally includes its dividend income and net gains from the disposition of the ADSs. U.S. holders should consult their own tax advisors regarding the applicability of this additional tax on their particular situation.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with distributions on the ADSs and the proceeds from the sale or other disposition of the ADSs unless a U.S. holder establishes that it is exempt from the information reporting rules. A U.S. holder may be subject to backup withholding on these payments if it fails to provide its tax identification number to the paying agent and comply with certain certification procedures. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against its U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Tax Return Disclosure Requirement

U.S. federal income tax law requires certain U.S. investors to disclose information relating to investments in securities of a non-U.S. issuer. Failure to comply with applicable disclosure requirements could result in the imposition of substantial penalties. U.S. holders should consult their own tax advisors regarding any disclosure obligations.

Description of securities

On November 5, 2020, we held a special and extraordinary general meeting of our shareholders, at which resolutions were passed to: (i) amend certain of the provisions of our articles of association related to our object and purpose and the responsibilities of our board of directors; (ii) renew the authorization and grant a special authorization to our board of directors to increase our share capital under certain circumstances and to make certain related changes to our articles of association; (iii) re-authorize our directors to acquire and dispose of our shares under certain circumstances and to make certain related changes to our articles of association; and (iv) make certain changes to our articles of association in order to bring them in line with certain recent changes to the Belgian Companies and Associations Code. We refer to our articles of association, as so amended, as our restated articles of association.

Our Annual Report for the year ended December 31, 2020, includes a Description of Securities, filed as exhibit 2.3 thereto, which description reflects certain provisions of our restated articles of association. Please refer to that Description of Securities, which is incorporated by reference into this prospectus supplement, for a summary of certain information relating to our share capital, certain rights and benefits attached to our ordinary shares and certain provisions our restated articles of association and the Belgian Companies and Associations Code, a comparison of certain provisions of our restated articles of association and the Belgian Companies and Associations Code applicable to us and the Delaware General Corporation Law, and a summary of the material provisions of the deposit agreement governing the ADSs that represent our ordinary shares. See “Where You Can Find More Information.”

Underwriting

We are offering the number of ADSs described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC is acting as sole representative of the underwriters and J.P. Morgan Securities LLC and Stifel, Nicolaus & Company, Incorporated are acting as joint book-running managers of the offering. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of ADSs listed next to its name in the following table:

Name	Number of ADSs
J.P. Morgan Securities LLC
Stifel, Nicolaus & Company, Incorporated

Total	4,000,000

The underwriters are committed to purchase all ADSs offered by us if they purchase any ADSs. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the ADSs directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $             per ADS. After the offering of the ADSs to the public, if all of the ADSs are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 600,000 additional ADSs from us. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional ADSs. If any ADSs are purchased with this option to purchase additional ADSs, the underwriters will purchase ASDs in approximately the same proportion as shown in the table above. If any additional ADSs are purchased, the underwriters will offer the additional ADSs on the same terms as those on which the ADSs are being offered.

The underwriting fee is equal to the public offering price per ADSs less the amount paid by the underwriters to us per ADS. The underwriting fee is $             per ADSs. The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering assuming both no exercise and full exercise of the underwriters’ option to purchase additional ADSs.

	Per ADS		Total
	Without option to purchase additional ADS	With full option to purchase additional ADS	Without option to purchase additional ADS	With full option to purchase additional ADS
Public Offering Price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $            .

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of ADSs to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

In connection with this offering, we and each of our directors, executive officers and certain of our significant shareholders have agreed that, without the prior written consent of J.P. Morgan Securities LLC on behalf of the underwriters, we and they will not, subject to limited exceptions, during the period ending 90 days after the date of this prospectus supplement (the “Lock-Up Period”), either directly or indirectly: (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any ADSs (“Lock-Up Securities”); (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (iii) make any demand for or exercise any right with respect to the registration of any ordinary shares or ADSs or any security convertible into or exercisable or exchangeable for ordinary shares or ADSs under the Securities Act; or (iv) publicly disclose the intention to do any of the foregoing.

The restrictions on our actions, as described above, do not apply to certain transactions, including

•

the transfer by a security holder of Lock-Up Securities (i) as a bona fide gift or gifts, (ii) to an immediate family member or any trust for the direct or indirect benefit of such security holder or one or more members of the immediate family of such security holder, (iii) to any corporation, partnership or limited liability company, all of the shareholders, partners or members of which consist of such security holder and/or one or more members of such security holder’s immediate family, (iv) if such security holder is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of such security holder or (B) to limited partners, limited liability company members, stockholders or other equity holders such security holder as distributions of the Lock-Up Securities, (v) if such security holder is a trust, to the beneficiary of such trust, (vi) by testate succession or intestate succession or (vii) pursuant to the underwriting agreement; provided, the exceptions provided in clauses (ii) through (vi) shall apply only if such transfer shall not involve a disposition for value; and provided, further, the exceptions provided in clauses (i) through (vi) shall apply only if (y) the transferee has agreed in writing to be bound by the same terms described in the lock-up agreement that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer and (z) no filing or public announcement by any party under of the Exchange Act or otherwise, shall be required or shall be made voluntarily in connection with such transfer;

•

the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Lock-Up Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by a security holder, us or any other person, shall be required, and no such announcement or filing is made voluntarily, by such security holder, us or any other person, prior to the expiration of the Lock-Up Period;

•

the issuance or receipt of Lock-Up Securities upon the “net” or cashless exercise to us of share options or warrants granted pursuant to our equity incentive plans (as they existed as of the date of such lock-up agreement and disclosed as outstanding in this registration statement of which this prospectus supplement forms a part), provided that the restrictions shall apply to any of the Lock-Up Securities issued upon such exercise;

•

the transfer of Lock-Up Securities to us for the surrender or forfeiture of ordinary shares or ADSs to satisfy tax withholding obligations upon exercise or vesting of share options, warrants or equity awards, if and only if (a) such surrenders or forfeitures are not required to be reported with the SEC pursuant to Section 16(a) of the Exchange Act, and (b) such security holder does not otherwise voluntarily effect any public filing or report regarding such surrenders or forfeitures;

•

the sale of ADSs purchased by a security holder on the open market following this offering, if and only if (a) such sales are not required to be reported with the SEC pursuant to Section 16(a) of the Exchange Act, and (b) such security holder does not otherwise voluntarily effect any public filing or report regarding such sales;

•

the issuance of Lock-Up Securities by us upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement and referred to in this prospectus supplement and the registration statement of which this prospectus supplement forms a part;

•

the issuance and sale of Lock-Up Securities by us pursuant to, or the filing of a registration statement on Form S-8 in respect of, any employee stock option plan, incentive plan, stock ownership plan or dividend reinvestment plan of the Company existing on the date of the underwriting agreement and described in the registration statement of which this prospectus supplement forms a part, provided that such securities are non-transferrable for a period of 90 days after the date of this prospectus supplement;

•	the filing by us of post-effective amendments in respect of our Registration Statement on Form F-3 (Registration File No. 333-213649), as amended;

•	the filing by us of a new automatic shelf registration statement on Form F-3ASR, which replaces our Registration Statement on Form F-3 (File No. 333-226006); and

•

issuance of Lock-Up Securities by us after 45 days from the date of this prospectus supplement in connection with the acquisition or strategic investment (including any joint venture, strategic alliance or partnership) as long as (x) the aggregate number of Lock-Up Securities issued or issuable does not exceed 5% of the number of ordinary shares outstanding immediately after the issuance and sale of the Lock-Up Securities, and (y) each recipient of any such shares or other securities agrees to restrictions on the resale of such securities that are consistent with the lock-up letters described in the preceding paragraph for the remainder of the 90-day restricted period.

The ADSs are listed on the Nasdaq Global Select Market under the symbol “MTLS.”

Until the distribution of the shares is completed, the SEC rules may limit underwriters from bidding for and purchasing ADSs. However, the representative may engage in transactions that stabilize the price of our ADSs, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell ADSs in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional ADSs described above. The underwriters may close out any covered short position by either exercising their option or purchasing ADSs in the open market. In determining the source of ADSs to close out the covered short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase ADSs through the option. “Naked” short sales are sales in excess of the underwriters’

option. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ADSs in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of ADSs made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased ADSs sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the ADSs or preventing or retarding a decline in the market price of our ADSs. As a result, the price of the ADSs may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the ADSs. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

In connection with this offering, some underwriters (and selling group members) may also engage in passive market making transactions in the ADSs on the Nasdaq Global Select Market. Passive market making consists of displaying bids on the Nasdaq Global Select Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the ADSs at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Certain of the underwriters and their affiliates may provide from time to time certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the ADSs, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or the ADSs in any jurisdiction where action for that purpose is required.

Accordingly, the ADSs may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with the ADSs may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Each of the underwriters may arrange to sell the ADSs offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no ADS has been offered or will be offered pursuant to an offer to the public in that Relevant State prior to the publication of a prospectus in relation to the ADS, which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that an offer to the public of ADS may be made in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons per Member State (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of ADSs shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement to a prospectus pursuant to Article 23 of the Prospectus Regulation, and each person who initially acquires any ADSs or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any ADS being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ADS acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ADS to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to ADS in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ADS to be offered so as to enable an investor to decide to purchase or subscribe for any ADS, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No ADS has been offered or will be offered pursuant to an offer to the public in the United Kingdom prior to the publication of a prospectus in relation to the ADS, which is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that an offer to the public of the ADSs may be made in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the ADSs shall require the Company to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the ADSs in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ADS to be offered so as to enable an investor to decide to purchase or subscribe for any ADS and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the ADSs in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Canada

The ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The ADSs have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the ADS has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ADSs, which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any ADSs or caused the ADSs to be made the subject of an invitation for subscription or purchase and will not offer or sell any ADSs or cause the ADSs to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs, whether directly or indirectly, to any person in Singapore other than:

(a)	to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except:

i.	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

ii.	where no consideration is or will be given for the transfer;

iii.	where the transfer is by operation of law;

iv.	as specified in Section 276(7) of the SFA; or

v.	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Switzerland

The ADSs may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ADSs or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the ADSs have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of ADSs will not be supervised by, the Swiss Financial Market Supervisory

Authority FINMA (FINMA), and the offer of ADSs has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ADSs.

UAE

The ADSs have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

France

This prospectus supplement (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).

This prospectus supplement has not been and will not be submitted to the French Autorité des marchés financiers (the “AMF”) for approval in France and accordingly may not and will not be distributed to the public in France.

Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:

(a)	the transaction does not require a prospectus to be submitted for approval to the AMF;

(b)	persons or entities referred to in Point 2°, Section II of Article L. 411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

(c)	the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

THIS PROSPECTUS SUPPLEMENT IS NOT TO BE FURTHER DISTRIBUTED OR REPRODUCED (IN WHOLE OR IN PART) IN FRANCE BY THE RECIPIENTS OF THIS PROSPECTUS SUPPLEMENT. THIS PROSPECTUS SUPPLEMENT HAS BEEN DISTRIBUTED ON THE UNDERSTANDING THAT SUCH RECIPIENTS WILL ONLY PARTICIPATE IN THE ISSUE OR SALE OF OUR COMMON STOCK FOR THEIR OWN ACCOUNT AND UNDERTAKE NOT TO TRANSFER, DIRECTLY OR INDIRECTLY, OUR COMMON STOCK TO THE PUBLIC IN FRANCE, OTHER THAN IN COMPLIANCE WITH ALL APPLICABLE LAWS AND REGULATIONS AND IN PARTICULAR WITH ARTICLES L. 411-1 AND L. 411-2 OF THE FRENCH MONETARY AND FINANCIAL CODE.

Expenses related to this offering

The following table sets forth the aggregate expenses to be paid by us in connection with this offering. All amounts shown are estimated, except the SEC registration fee.

Expenses	Amount
SEC registration fee	$31,125
Legal fees and expenses	$285,000
Accounting and auditing fees and expenses	$557,538
Printing fees	$35,000
Other fees and expenses	$110,000

Total	$1,018,663

Legal matters

Certain legal matters relating to this offering will be passed upon for us by Fenwick & West LLP, New York, New York and Eubelius CVBA, Brussels, Belgium. Certain legal matters relating to this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

Experts

The consolidated financial statements of Materialise NV as of December 31, 2020 and for the year ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG Bedrijfsrevisoren – KPMG Réviseurs d’Entreprises BV/SRL (“KPMG Belgium”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2020 financial statements refers to KPMG Belgium’s audit of the adjustments that were applied to revise the 2019 consolidated financial statements to retrospectively reflect the final accounting of a business combination, as more fully described in Notes 2 and 4 to the consolidated financial statements. However, KPMG Belgium was not engaged to audit, review, or apply any procedures to the 2019 consolidated financial statements of the Company other than with respect to such adjustments.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2020, expresses an opinion that Materialise NV did not maintain effective internal control over financial reporting as of December 31, 2020 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the following material weaknesses have been identified:

•

Ineffective risk assessment processes to identify and assess the risks of misstatement within the financial reporting process and to design and implement controls to mitigate those risks, in particular in the areas of loans and borrowings, taxes, leases and information produced by the entity that is used to operate certain controls over financial reporting.

•	Ineffective monitoring processes to assess the consistent operation of internal control over financial reporting and to remediate known control deficiencies, including due to a lack of resources.

•	Ineffective processes to ensure the proper review and approval of journal entries prior to posting to the general ledger.

•	Ineffective controls over the completeness and accuracy of information produced by the entity that is used to operate certain controls over financial reporting.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2020, contains an emphasis of matters paragraph that states KPMG Belgium does not express an opinion or any form of assurance on management’s statement referring to remediation efforts taken or planned to be taken by the Company subsequent to December 31, 2020.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2020, contains an explanatory paragraph that states that management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020, internal control over financial reporting of RS Print Powered By Materialise NV, which the Company acquired during 2020, associated with 3.3 % of total assets and 0.4% of total revenues included in the consolidated financial statements of the Company as of and for the year ended December 31, 2020.

The consolidated financial statements of Materialise NV as of December 31, 2019 and 2018, incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO Bedrijfsrevisoren BV, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. BDO Bedrijfsrevisoren BV, Zaventem, Belgium, is a member of the Instituut van de Bedrijfsrevisoren / Institut des Réviseurs d’Entreprises.

Service of process and enforcement of civil liabilities

We are a Belgian limited liability company and our registered offices and the majority of our assets are located outside of the United States. In addition, all of our directors and senior management and the experts named herein are residents of jurisdictions other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or our company, to enforce judgments obtained in U.S. courts against these individuals or our company in courts outside the United States, or to enforce against these individuals and our company, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon U.S. federal or state securities laws.

The United States currently does not have a treaty with Belgium providing for the reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. Consequently, a final judgment rendered by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Belgium. Actions for the enforcement of judgments of U.S. courts are regulated by Articles 22 to 25 of the 2004 Belgian Code of Private International Law. Recognition or enforcement does not imply a review of the merits of the case and is irrespective of any reciprocity requirement. A U.S. judgment will, however, not be recognized or declared enforceable in Belgium unless, in addition to compliance with certain technical provisions, the Belgian courts are satisfied that:

•	the effect of the recognition or enforcement of judgment is not manifestly incompatible with Belgian public policy;

•	the judgment did not violate the rights of the defendant;

•

the judgment was not rendered in a matter where the parties did not freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian international law;

•	the judgment is not subject to further recourse under U.S. law (without prejudice, as the case may be, to the provisional enforcement thereof);

•	the judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be enforced in Belgium;

•	the claim was not filed outside Belgium after a claim was filed in Belgium, if the claim filed in Belgium relates to the same parties and the same purpose and is still pending;

•	the Belgian courts did not have exclusive jurisdiction to rule on the matter;

•	the U.S. court did not accept its jurisdiction solely on the basis of either the presence of the plaintiff or the location of the disputed goods in the United States;

•	the judgment does not relate to the validity, operation, dissolution, or liquidation of a legal entity that has its main seat in Belgium at the time of the petition of the U.S. court; and

•	the judgment submitted to the Belgian court is authentic.

In addition, with regard to the enforcement through legal proceedings in Belgium (including the exequatur of foreign court decisions in Belgium), a registration tax at the rate of 3% of the amount of the judgment is payable by the debtor, if the sum of money which the debtor is ordered to pay by a Belgian court, or by a foreign court judgment that is either (i) automatically enforceable and registered in Belgium, or (ii) rendered enforceable by a Belgian court, exceeds €12,500. The registration tax is payable by the debtor. The tax administration does, however, benefit from a legal privilege over any sums perceived by the beneficiary of the judgment of the judgment (up to the amount of the registration duties), and notaries, bailiffs, court clerks, (bankruptcy) receivers and certain other public officials may not release any proceeds of a condemnation perceived from the debtor to the beneficiary unless and until they have been provided with a certificate evidencing payment of these duties.

Where you can find more information

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, including amendments and relevant exhibits and schedules, covering the underlying ordinary shares represented by the ADSs to be sold in this offering. The depositary has also filed with the SEC a related registration statement on Form F-6 to register the ADSs. This prospectus supplement, which constitutes a part of the registration statement on Form F-3, summarizes material provisions of contracts and other documents that we refer to in this prospectus supplement and the accompanying prospectus. Since this prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and the ADSs.

We file annual reports on Form 20-F and other information with the SEC and furnish reports on Form 6-K to the SEC. We are not required to disclose certain other information that is required from U.S. domestic issuers. Also, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing of proxy statements to shareholders and our directors, senior management and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

You may review and copy the registration statement, reports and other information we file with or furnish to the SEC on the SEC’s website at http://www.sec.gov.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, other U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.

We have filed our restated articles of association and all other deeds that are to be published in the annexes to the Belgian State Gazette with the clerk’s office of the Commercial Court of Leuven (Belgium), where they are available to the public. A copy of our restated articles of association is also publicly available as exhibit 1.1 to our Annual Report on Form 20-F for the year ended December 31, 2020, which is incorporated herein by reference, as well as on the website of the Royal Federation of Belgian Notaries (only in Dutch, French or German, https://statuten.notaris.be/costa_v1/enterprises/search). This website address is included in this prospectus supplement as an inactive textual reference only, and the information and other content appearing on this website are not incorporated by reference into this prospectus supplement. In accordance with Belgian law, we must prepare audited annual statutory and consolidated financial statements. The audited annual statutory and consolidated financial statements and the reports of our board and statutory auditor relating thereto are filed with the Belgian National Bank, where they are available to the public.

Incorporation of certain information by reference

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC:

•	our Annual Report on Form 20-F for the year ended December 31, 2020 filed with the SEC on April 30, 2021;

•	our Report on Form 6-K filed with the SEC on June 9, 2021; and

•

the descriptions of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A filed with the SEC on June 20, 2014 and any amendments or reports filed for the purpose of updating such description.

All annual reports on Form 20-F and any amendment thereto and any report on Form 6-K (or portion thereof) that expressly indicates it is being incorporated by reference in this prospectus supplement, in each case, that we file with or furnish to the SEC prior to the termination or completion of the offering under this prospectus supplement, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing or furnishing of such reports and documents. Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All of the documents that are incorporated by reference are available at the website maintained by the SEC at http://www.sec.gov. In addition, copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered on the written or oral request of that person made to: Materialise NV, Technologielaan 15, 3001 Leuven, Belgium, Attention: Chief Legal Counsel.

$250,000,000

Ordinary Shares

Ordinary Shares in the Form of American Depositary Shares

Preference Shares

Preference Shares in the Form of American Depositary Shares

Warrants

Rights

Units

Debt Securities

Materialise NV

By this prospectus, we may offer and sell from time to time, in one or more offerings, together or separately, ordinary shares; ordinary shares in the form of American Depositary Shares, or ADSs; preference shares; preference shares in the form of ADSs; warrants; rights; units; debt securities or any combination thereof as described in this prospectus. Any ADS will represent a specified number of ordinary shares or preference shares. The preference shares may be convertible into or exchangeable for ordinary shares, the warrants may be exercisable for ordinary shares, preference shares or debt securities, the rights may be exercisable for ordinary shares or preference shares and the debt securities may be convertible into or exchangeable for ordinary shares or preference shares or other debt securities. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. A prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.

ADSs, each representing one of our ordinary shares, are listed on the NASDAQ Global Select Market under the symbol “MTLS.” The last reported sale price of the ADSs on the NASDAQ Global Select Market on June 28, 2018 was $12.68 per ADS.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities. Please see the section entitled “Risk Factors” beginning on page 4 of this prospectus, as well as the section entitled “Item 3. Key Information—D. Risk Factors” beginning on page 9 of our Annual Report on Form 20-F for the year ended December 31, 2017, which report is incorporated by reference in this prospectus.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 6, 2018.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

- i -

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC.

Under this shelf registration, we may offer our ordinary shares or preference shares, ordinary shares or preference shares in the form of ADSs, various series of warrants to purchase ordinary shares, preference shares or debt securities, rights to purchase ordinary shares or preference shares, units, debt securities or any combination thereof, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. If any such securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in our securities.

We have not authorized anyone to provide you with additional information or information different from that contained in or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus filed with the SEC. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where offers and sales of the securities are legally permitted. The information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus we file is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date. We will update this prospectus to the extent required by law.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement rather than establishing matters of fact. The information in the exhibits should not be read alone and instead should be read in conjunction with the information in this prospectus and other filings that we make with the SEC. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

All references in this prospectus to “U.S. dollars” or “$” are to the legal currency of the United States and all references to “€” or “euro” are to the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended.

Certain figures included in this prospectus have been rounded for ease of presentation. Percentage figures included in this prospectus have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this prospectus may vary slightly from those obtained by performing the same calculations using the figures in our consolidated financial statements. Certain other amounts that appear in this prospectus may similarly not sum due to rounding.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Materialise,” “we,” “us,” “our,” “the company,” “our company” or similar references refer to Materialise NV and its subsidiaries; and the term “securities” refers collectively to our ordinary shares, ordinary shares in the form of ADSs, preference shares, preference shares in the form of ADSs, warrants to purchase ordinary shares, preference shares or debt securities, rights to purchase ordinary shares or preference shares, units, debt securities, or any combination of the foregoing securities.

ABOUT THE COMPANY

Our Mission

Our mission is to make a significant and lasting contribution to a better and healthier world through innovative applications of additive manufacturing using our software and hardware infrastructure.

Our Company

We are a leading provider of additive manufacturing and medical software and of sophisticated 3D printing services. Our customers are active in a wide variety of industries, including healthcare, automotive, aerospace, art and design and consumer products. Since our founding in 1990 by our Chief Executive Officer, Wilfried Vancraen, we have consistently focused on developing innovative applications of additive manufacturing technologies. We believe our proprietary software platforms, which enable and enhance the functionality of 3D printers and of 3D printing operations, have become a market standard for professional 3D printing. We believe that our commitment to enabling 3D printing technologies has significantly supported and accelerated the acceptance and proliferation of additive manufacturing in the industrial and medical sectors and will continue to play an instrumental role as the industry evolves. In the healthcare sector, we bring software and medical devices to the market. Our medical software products include surgical planning tools that allow medical professionals to make 3D printable designs of the human anatomy. Our medical devices include surgical guides as well as customized medical implants. In our 3D printing service centers, including what we believe to be the world’s largest single-site additive manufacturing service center in Leuven, Belgium, we print medical devices, prototypes, production parts, and consumer products.

ADSs, each representing one ordinary share, have been listed on the NASDAQ Global Select Market under the symbol “MTLS” since June 25, 2014.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (ii) the last day of the first fiscal year in which our annual gross revenue exceeds $1.07 billion, (iii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or the Exchange Act, which would occur if the market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

Company Information

Our legal and commercial name is Materialise NV. We are a limited liability company incorporated in the form of a naamloze vennootschap / société anonyme under Belgian law. We are registered with the Register of Legal Entities of Leuven under the number 0441.131.254. We were incorporated in Belgium on June 28, 1990 for an unlimited duration.

Our principal executive and registered offices are located at Technologielaan 15, 3001 Leuven, Belgium and our telephone number is +32 (16) 39 66 11. Our agent for service of process in the United States is Materialise USA, LLC, located at 44650 Helm Ct., Plymouth, Michigan 48170, telephone number (734) 259-6445. Our internet website is www.materialise.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any supplement to this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2017, which is incorporated herein by reference, and other documents we file with the SEC that are incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision. Each of the risks described could materially adversely affect our business, financial condition or results of operations, or the trading price of our securities. In such case, you could lose all or a portion of your original investment. See “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements that are not of historical facts may be deemed to be forward-looking statements. You can identify these forward-looking statements by words such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “aims,” or other similar expressions that convey uncertainty of future events or outcomes. Forward-looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, assumptions, projections, outlook, analyses or current expectations concerning, among other things, our intellectual property position, research and development projects, acquisitions, results of operations, cash needs, spending of the remaining net proceeds from our initial public offering, capital expenditures, financial condition, liquidity, prospects, growth and strategies, regulatory approvals and clearances, the markets and industry in which we operate and the trends and competition that may affect the markets, industry or us.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All of our forward-looking statements are subject to risks and uncertainties that may cause our actual results to differ materially from our expectations.

Actual results could differ materially from our forward-looking statements due to a number of factors, including, without limitation, risks related to:

•	our ability to enhance and adapt our software, products and services to meet changing technology and customer needs;

•	fluctuations in our revenue and results of operations;

•	changes in volumes and patterns of customer electricity usage;

•	our ability to operate in a highly competitive and rapidly changing industry;

•	our ability to adequately increase demand for our products and services;

•	our collaborations, in-licensing arrangements, joint ventures, strategic alliances or partnerships with third-parties;

•	our ability to integrate acquired businesses or technologies effectively;

•	our dependence upon sales to certain industries;

•	our relationships with suppliers;

•	our ability to attract and retain senior management and other key employees;

•	any disruptions to our service center operations, including by accidents, natural disasters or otherwise;

•	our ability to raise additional capital on attractive terms, or at all, if needed to meet our growth strategy;

•	our ability to adequately protect our intellectual property and proprietary technology;

•	our international operations;

•	our ability to comply with applicable governmental laws and regulations to which our products, services and operations are subject; and

•	the other factors listed in the “Risk Factors” sections of this prospectus and our Annual Report on Form 20-F for the year ended December 31, 2017.

Any forward-looking statements that we make in this prospectus speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

You should also read carefully the factors described in the “Risk Factors” sections of this prospectus and our Annual Report on Form 20-F for the year ended December 31, 2017 and in the other documents that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods shown. As of the date of this prospectus, we have no preference shares outstanding and we did not declare or pay any dividends on preference shares for the periods indicated. Therefore, the ratios of earnings to combined fixed charges and preference share dividends are the same as the ratios of earnings to fixed charges presented below:

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	*	*	*	3.33x	4.35x

*

Due to the losses in the years ended December 31, 2017, 2016 and 2015, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of €0.7 million, €0.3 million and €2.8 million in the years ended December 31, 2017, 2016 and 2015, respectively, in order to achieve a ratio coverage of 1:1.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate.

DESCRIPTION OF SHARE CAPITAL

The following description is a summary of certain information relating to our share capital, certain provisions of our articles of association and the Belgian Company Code. Because this description is a summary, it may not contain all information which is important to you. Accordingly, this description is qualified entirely by references to our amended and restated articles of association. Copies of our amended and restated articles of association are publicly available as an exhibit to the registration statement of which this prospectus forms a part.

The following description includes comparisons of certain provisions of our articles of association and the Belgian Company Code applicable to us and the Delaware General Corporation Law, or the DGCL, the law under which many publicly listed companies in the United States are incorporated. Because such statements are summaries, they do not address all aspects of Belgian law that may be relevant to us and our shareholders or all aspects of Delaware law which may differ from Belgian law, and are not intended to be a complete discussion of the respective rights.

Share Capital

Share Capital and Shares

Our share capital is represented by registered ordinary shares with no nominal but par value of €0.058 (rounded). Our share capital is fully paid-up. There are no separate classes of shares.

On June 30, 2014, we sold 8,000,000 ADSs, each representing one ordinary share, in our initial public offering at a price of $12.00 per ADS. In connection with the closing of our initial public offering, we converted our outstanding Class A ordinary shares, Class B ordinary shares and Class C ordinary shares into ordinary shares and effected a stock split of our outstanding ordinary shares, whereby each ordinary share was converted into four ordinary shares. The number of ordinary shares and number of shares issuable upon exercise of our outstanding warrants and conversion of our outstanding convertible bonds are presented herein on the basis of the number after this stock split.

As of December 31, 2017, our issued and paid-up share capital amounted to €2,729,245.25 represented by 47,325,438 registered ordinary shares with no nominal but par value of €0.058 (rounded), each representing an identical fraction of our share capital.

The changes in our share capital since January 1, 2015 are described below:

Date	Transaction	Number of shares issued	Issue price per share		Amount of capital increase	Issue premium	Share capital after the transaction	Aggregate number of shares after the transaction
March 5, 2015	Correction of deed of November 27, 2014	—		—	€4,336.77	€69,359.23	€2,718,971.60	47,147,256

March 5, 2015	Issuance of ordinary shares	80,182 ordinary shares		€7.22	€4,626.50	€574,290.50	€2,723,598.10	47,227,438

November 20, 2015	Exercise of warrants	98,000 ordinary shares		€0.98	€5,647.15	€90,392.85	€2,729,245.25	47,325,438

March 30, 2018	Exercise of warrants	30,300 ordinary shares 72,556 ordinary shares	€ €	2.135 1.965	€5,931.68	€201,331.37	€2,735,177.03	47,428,294

All of the share issuances listed above were for cash consideration.

The following table shows the reconciliation of the number of ordinary shares outstanding as of December 31, 2016 and 2017:

Issued capital	Share capital (€)	Number of shares
As of December 31, 2016	2,729,245.25	47,325,438
Changes during 2017	—	—
As of December 31, 2017	2,729,245.25	47,325,438

As of December 31, 2017, neither we nor any of our subsidiaries held any of our own shares.

Other Outstanding Securities

In addition to the ordinary shares already outstanding, we have granted warrants (warrants / droits de souscription) and convertible bonds (converteerbare obligaties / obligations convertibles) which upon exercise or conversion will lead to an increase in the number of our outstanding shares.

Warrants

There were outstanding issued and granted warrants to subscribe for an aggregate of 1,458,360 ordinary shares as of December 31, 2017. A total of 1,071,000 warrants, to subscribe for an aggregate of 1,071,000 ordinary shares, were issued but not yet granted as of December 31, 2017.

These warrants have been issued within the context of three stock option plans, the 2013 Warrant Plan, the 2014 Warrant Plan and the 2015 Warrant Plan, for our employees and consultants (including members of our senior management team). The decision to grant warrants and to determine the beneficiaries is taken by our board of directors (as the case may be, in accordance with article 523 of the Belgian Company Code).

By an extraordinary shareholders’ meeting held on November 28, 2013, we issued 120,000 warrants pursuant to the 2013 Warrant Plan. 75,274 of these warrants were effectively granted in October 2013 and 41,700 warrants were granted to certain employees and to certain members of our board of directors and senior management on November 28, 2013. As of December 31, 2017, 80,160 issued and granted warrants under the 2013 Warrant Plan were still outstanding.

By an extraordinary shareholders’ meeting held on April 23, 2014, we agreed to issue, with effect on the closing of our initial public offering, 1,200,000 new warrants, pursuant to the 2014 Warrant Plan, 979,898 of which were granted in July 2014 to certain of our employees and members of our board of directors and senior management, 36,151 of which were granted to certain employees in November 2014, and 18,180 of which were granted to a member of our senior management in July 2015. As of December 31, 2017, 671,503 issued and granted warrants were still outstanding.

On December 18, 2015, our board of directors adopted the 2015 Warrant Plan and issued 1,400,000 warrants, which warrants are exercisable for 1,400,000 new ordinary shares, pursuant to the powers granted to it by the extraordinary general meeting of shareholders held on April 23, 2014. A total of 350,000 warrants were issued and granted in July 2016. As of December 31, 2017, 329,000 issued and granted warrants were still outstanding.

Each warrant under the 2013 Warrant Plan gives the right to subscribe for four newly issued ordinary shares. Each warrant under the 2014 Warrant Plan and the 2015 Warrant Plan gives the right to subscribe for one newly issued ordinary share. Shares subscribed for upon the exercise of the warrants will be registered ordinary shares of our company. Holders of such shares will have the same rights as any other registered shareholder.

The 75,274 warrants granted on October 15, 2013 under the 2013 Warrant Plan are exercisable at €1.97 (rounded) per share. The 41,700 warrants granted on November 28, 2013 under the 2013 Warrant Plan are exercisable at €2.14 (rounded) per share. To determine each exercise price, the board of directors used the same valuation method (each time with up-to-date figures) which is the average of (i) the DCF method and (ii) a peer group analysis of the valuation of listed companies active in similar markets, taking into account an illiquidity discount.

The 979,898 warrants granted in July 2014, the 36,151 warrants granted in November 2014, and the 18,180 warrants granted in July 2015 under the 2014 Warrant Plan are exercisable at €8.81 per share, which was the euro-equivalent of the ADSs offered in our initial public offering.

The 350,000 warrants granted under the 2015 Warrant Plan are exercisable at €6.45 per share. The exercise price was determined on the basis of the average closing sale prices of the ADSs on the NASDAQ Global Select Market during the 30-day period preceding the day of the offer.

The warrants have been issued in accordance with article 43, §3, 2° of the Belgian Law of March 26, 1999. The warrants are not transferable, except in the event of death of the warrant holder to the beneficiary appointed by the warrant holder.

Warrants granted under the 2013 Warrant Plan or the 2014 Warrant Plan

The warrants under the 2013 Warrant Plan and the 2014 Warrant Plan vest in consecutive portions of 25% of the total amount of the warrants issued to a beneficiary on a yearly basis as from the fourth year after the year the warrants have been effectively granted, on the condition that the warrant holder is on October 1 of the relevant year still an employee, consultant or board member of our company or our affiliates. Vested warrants can be exercised in the 30-day period following the date of vesting, i.e., in the month of October of each year. We allow vested warrants that have not been exercised during the first exercise period to be exercised in subsequent exercise periods. The warrants expire ten years after their respective issuance.

In the event of termination of an employment agreement for serious or just cause, as applicable, a consultancy agreement for breach of contract, or a board mandate for serious or just cause, as applicable, the warrants held by the employee, consultant or board member will terminate automatically.

In the event of termination of an employment agreement, consultancy agreement or board mandate for statutory retirement or death, vested warrants will remain exercisable in accordance with the terms of the relevant warrant plan.

In the event of termination of an employment agreement, consultancy agreement or board mandate for any other reason, the vested warrants held by the employee, consultant or board member can be exercised during the first upcoming exercise period. Any warrant of such employee, consultant or board member that is not exercised during the first upcoming exercise period will terminate automatically.

The holders of warrants issued under the 2013 Warrant Plan and the 2014 Warrant Plan have granted us a call option on the shares acquired upon exercise of the warrants. Such call option is exercisable within six months from the termination of an employment agreement, consultancy agreement or board mandate (or, if later, within six months from the exercise of the warrants taking place after the termination of such employment agreement, consultancy agreement or board mandate).

Warrants granted under the 2015 Warrant Plan

The warrants under the 2015 Warrant Plan vest in consecutive portions of 10%, 20%, 30% and 40% of the total amount of the warrants issued to a beneficiary on a yearly basis as from the second anniversary of the date that the warrants have been effectively granted, on the condition that the warrant holder is still an employee, consultant or board member of our company or our affiliates. Vested warrants can be exercised during (i) a four-

week period following the announcement of the results of the fourth quarter of the previous fiscal year and the second quarter of the then current fiscal year, or (ii) if no quarterly results are published, during the months of March and September of each year. The 350,000 warrants that have been granted in July 2016 cannot be exercised prior to the end of the third calendar year following the calendar year of the grant. We allow vested warrants that have not been exercised during the first exercise period to be exercised in subsequent exercise periods. The warrants expire ten years after their respective issuance.

In the event of termination of an employment agreement, consultant agreement or board mandate, the vested warrants held by the employee, consultant or board member can be exercised during the first or second upcoming exercise period. Any warrant of such employee, consultant or board member that is not exercised during the first upcoming exercise period will terminate automatically.

In the event of termination of an employment agreement, consultancy agreement or board mandate for statutory retirement or death, the vested warrants will remain exercisable in accordance with the terms of the 2015 Warrant Plan.

The table below provides an overview of all of the outstanding granted warrants under the 2013 Warrant Plan, the 2014 Warrant Plan and the 2015 Warrant Plan as of May 31, 2018:

Number of outstanding granted warrants	Plan	Date granted	Exercise period	Expiration	Number of Shares into which warrants can be exercised	Exercise price per share
54,635	2013 Warrant Plan	October 2013	For vested warrants: October 2017—October 2018—October 2019—October 2020	2023	218,540	€1.97

25,150	2013 Warrant Plan	November 2013	For vested warrants: October 2017—October 2018—October 2019—October 2020	2023	100,600	€2.14

646,851	2014 Warrant Plan	July 2014, November 2014 and July 2015	For vested warrants granted in 2014: October 2018—October 2019—October 2020—October 2021—October 2022— October 2023—October 2024 For vested warrants granted in 2015: October 2019—October 2020—October 2021—October 2022—October 2023—October 2024	2024	646,851	€8.81

327,000	2015 Warrant Plan	July 2016	For vested warrants: as of January 1, 2020 until 2025: during a four-week period following the announcement of the results of the fourth quarter of the previous fiscal year and during a four-week period following the announcement of the results of the second quarter of the then-current fiscal year, or if no quarterly results are published, during March and September of each year	2025	327,000	€6.45

In addition, we issued 215,688 stock appreciation rights, or SARs, in July 2014 to certain employees in certain countries due to legal requirements, with similar terms and conditions as the 2014 Warrant Plan except that the SARs will be settled in cash. The exercise price per SAR is €8.81. For additional information see Note 14 to our audited consolidated financial statements for year ended December 31, 2017, which are incorporated by reference in this prospectus.

Convertible bonds

The total number of outstanding convertible bonds (where each convertible bond entitles the holder to subscribe to approximately 508.91 new shares (rounded upwards)) was 1,000 as of December 31, 2017.

By meeting of our board of directors on October 28, 2013, acting in the framework of the authorized capital (toegestaan kapitaal / capital autorisé), a convertible bond loan for an amount of €1,000,000 was issued to and subscribed by our Executive Chairman and his spouse, represented by 1,000 convertible bonds each having a nominal value of €1,000. These convertible bonds have been issued in connection with the management services agreement between us and our Executive Chairman.

The convertible bond loan has a term of seven years from the issue date. The applicable annual interest rate is 3.7%.

The convertible bonds can be converted into shares at the request of the bond holders at any time from January 1, 2017 until the end of the term of the convertible bond loan. The conversion price of the convertible bonds amounts to €1.97 per share. The number of new shares to be issued upon conversion of the convertible bonds will be calculated on the basis of a ratio of 508.91 new shares (rounded upwards) for each convertible bond, and a maximum of 508,904 new ordinary shares may be issued.

The subscribers of the convertible bonds have granted a call option to Ailanthus NV with respect to the convertible bonds. Such call option is exercisable during a period of four months from (a) the date of notice by the member of our senior management of termination of his management services agreement, the date of termination of such management services agreement for death or the date of suspension of such management services agreement for at least one year for disability, (b) the first anniversary of any such date and (c) the second anniversary of any such date.

The convertible bonds are not transferable, except in case of death of the bond holders to their heirs or with our prior approval.

The table below provides an overview of all of the convertible bonds outstanding under our convertible bond loan as of December 31, 2017:

Number of convertible bonds outstanding	Date granted	Conversion period	Conversion price per share	Number of shares into which bonds can be converted
1,000	October 28, 2013	From January 1, 2017 until October 27, 2020	€1.97	508,904

Articles of Association and Other Share Information

Corporate Profile

We are a limited liability company incorporated in the form of a naamloze vennootschap / société anonyme under Belgian law. We are registered with the register of legal entities of Leuven under the registration number 0441.131.254. Our registered office and our headquarters are located at Technologielaan 15, 3001 Leuven (Heverlee), Belgium (telephone number +32 (0) 16 39 66 11). We were incorporated on June 28, 1990 for an unlimited duration. Our fiscal year runs from January 1 through December 31.

Corporate Purpose

According to our amended and restated articles of association, our corporate purpose is: research, development and marketing of additive manufacturing and applied technologies, and all services, engineering and holding activities relating thereto, in the broadest meaning.

We act for our own account, in consignation, on commission, as intermediary or representative.

Our corporate purpose is also:

•

To purchase, sell, trade, construct, renovate, valorize, refurbish, exploit, lease, sublease, manage, maintain, parcel, horizontally divide, place under mandatory co-ownership, lease, prospect and promote in any way any immovable goods or immovable rights in real property;

•

To invest, subscribe, acquire, place, sell, purchase, trade any movable value, issued by Belgian or foreign enterprises, whether or not as trade companies, administration offices, institutions or associations, and manage such investments and participations; and

•

To provide advisory, management and other services to any affiliated company or any other entity with which a participation relationship exists, in its capacity of director, liquidator or otherwise, manage or control such companies.

We may, by contribution of cash or in kind, merger, subscription, participation, financial intervention or any other way, participate in any existing or to be established company or enterprise, in Belgium or abroad, the corporate object of which is identical, similar or related to our corporate purpose, or which promotes our corporate purpose.

Generally, we can do any act of a civil or commercial, movable, immovable or industrial nature that is directly or indirectly, in whole or in part, connected to our corporate purpose.

Board of Directors

Belgian law does not specifically regulate the ability of directors to borrow money from our company.

Article 523 of the Belgian Company Code provides that if one of our directors directly or indirectly has a personal financial interest that conflicts with a decision or transaction that falls within the powers of our board of directors, the director concerned must inform our other directors before our board of directors makes any decision on such transaction. The statutory auditor must also be notified. The director may neither participate in the deliberation nor vote on the conflicting decision or transaction. An excerpt from the minutes of the meeting of our board of directors that sets forth the financial impact of the matter on us and justifies the decision of our board of directors must be published in our annual report. The statutory auditors’ report to the annual accounts must contain a description of the financial impact on us of each of the decisions of our board of directors where director conflicts arise.

The DGCL generally permits transactions involving a Delaware corporation and an interested director of that corporation if (i) the material facts as to the director’s relationship or interest and as to the transaction are disclosed and a majority of disinterested directors consent, (ii) the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent or (iii) the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

We rely on a provision in the Listing Rules of the NASDAQ Stock Market that allows us to follow Belgian corporate law with respect to certain aspects of corporate governance. This allows us to continue following certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the NASDAQ Global Select Market. In particular, the Listing Rules of the NASDAQ Stock Market require a majority of the directors of a listed U.S. company to be independent, whereas in Belgium, we are not subject to any legal requirement to have any independent directors. Additionally, our articles of association only require three directors to be independent. Our board of directors currently comprises three independent directors and seven non-independent directors. The Listing Rules of the

NASDAQ Stock Market further require that each of the nominating, compensation and audit committees of a listed U.S. company be comprised entirely of independent directors. While our Audit Committee is comprised entirely of independent directors, our Remuneration and Nomination Committee is composed of two independent directors and one executive director who is, directly or indirectly, a major shareholder of our company.

Form and Transferability of Our Shares

All of our shares belong to the same class of securities and are in registered form.

All of our outstanding shares are fully paid-up and freely transferable, subject to any contractual restrictions.

Currency

All of our shares are denominated in euro.

Changes to Our Share Capital

Changes to our share capital are decided by our shareholders. Our shareholders may at any time at a shareholders’ meeting decide to increase or decrease our share capital. Such resolution must satisfy the quorum and majority requirements that apply to an amendment of the articles of association, as described below in “—Description of the Rights and Benefits Attached To Our Shares—Right to Attend and Vote at Our Shareholders’ Meeting—Quorum and Majority Requirements.” No shareholder is liable to make any further contribution to our share capital other than with respect to shares held by such shareholder that are not fully paid-up.

Share Capital Increases by Our Board of Directors

Subject to the quorum and majority requirements described below in “—Description of the Rights and Benefits Attached To Our Shares—Right to Attend and Vote at Our Shareholders’ Meeting—Quorum and Majority Requirements,” our shareholders’ meeting may authorize our board of directors, within certain limits, to increase our share capital without any further approval of our shareholders. A capital increase that is authorized in this manner is referred to as authorized capital. This authorization can only be granted for a renewable period of a maximum of five years and may not exceed the amount of the registered share capital at the time of the authorization.

At our extraordinary shareholders’ meeting of April 23, 2014, our shareholders authorized our board of directors, for a period of five years from the date of publication of the changes to the articles of association decided by our shareholders’ meeting on April 23, 2014, to increase our share capital, in one or more transactions, up to a maximum amount equal to the amount of our share capital as of the closing of our initial public offering.

In addition, our board of directors is expressly authorized to increase our share capital in the event of a public takeover bid for our securities, within the limits mentioned above and under the conditions set out in Article 607 of the Belgian Company Code. This authorization is granted for a period of three years from the date of the extraordinary shareholders’ meeting of April 23, 2014. Increases in our share capital pursuant to this authorization are deducted from the remaining authorized capital. See “—Share Capital” for a description of changes in our share capital, including since our initial public offering.

Preferential Subscription Rights

In the event of a share capital increase for cash through the issuance of new shares, or in the event we issue convertible bonds or warrants, our existing shareholders have a preferential right to subscribe, pro rata, to the new shares, convertible bonds or warrants. These preferential subscription rights are transferable during the subscription period. Our board of directors may decide that preferential subscription rights which were not exercised, or were only partly exercised, by any shareholders shall accrue proportionally to the other shareholders who have already exercised their preferential subscription rights, and shall fix the practical terms for such subscription.

Our shareholders may, at a shareholders’ meeting, decide to limit or cancel this preferential subscription right, subject to special reporting requirements. Such decision by the shareholders must satisfy the same quorum and majority requirements as the decision to increase our share capital.

Shareholders may also decide to authorize our board of directors to limit or cancel the preferential subscription right within the framework of the authorized capital, subject to the terms and conditions set forth in the Belgian Company Code. Our board of directors currently has the authority to increase the share capital within the framework of the authorized capital, and the right to limit or cancel the preferential subscription right within the framework of the authorized capital. See also “—Share Capital Increases by Our Board of Directors” above.

Generally, unless expressly authorized in advance by the shareholders’ meeting, the authorization of our board of directors to increase the share capital through contributions in cash with cancellation or limitation of the preferential subscription right of the existing shareholders is suspended as of the notification to us by the Belgian Financial Services and Markets Authority, or the FSMA, of a public takeover bid for our securities.

Under the DGCL, stockholders of a Delaware corporation have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the corporation’s certificate of incorporation.

Purchases and Sales of Our Own Shares

We may only repurchase our own shares pursuant to authorization of our shareholders at a shareholders’ meeting taken under the conditions of quorum and majority provided for in the Belgian Company Code. Pursuant to the Belgian Company Code, such a decision requires a quorum of shareholders holding an aggregate of at least 50% of the share capital and approval by a majority of at least 80% of the share capital present or represented. If there is no quorum, a second meeting must be convened. No quorum is required at the second meeting, but the relevant resolution must be approved by a majority of at least 80% of the share capital present or represented.

Under the DGCL, a Delaware corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation.

At our shareholders’ meeting held on April 23, 2014, our shareholders delegated authority to our board of directors, for a period of five years from the closing date of our initial public offering (which was June 30, 2014), to repurchase our shares up to the maximum number allowed under Article 620, §1, 2° of the Belgian Company Code and for consideration that is not less than 80% of and not more than 120% of the average closing prices of the ADSs representing our ordinary shares during the 30 calendar days prior to either the date of the redemption or the date of the announcement thereof. The authorization is also valid for the acquisition of our shares by one of our direct subsidiaries pursuant to Article 627 of the Belgian Company Code.

Any offer by us to purchase our own shares must be made on the same terms and conditions to all of our shareholders.

Our board of directors is authorized to acquire our own shares if such acquisition is necessary to prevent serious and imminent harm to us. This authorization is valid for three years from the date of the publication of the authorization in the Annexes to the Belgian State Gazette (Belgisch Staatsblad / Moniteur belge).

Our board of directors is also authorized to sell our own shares at a price that it determines. This authorization is valid without restriction in time. The authorization is also valid for the sale of our shares by one of our direct subsidiaries, as defined in Article 627 of the Belgian Company Code. We did not own any own shares as of December 31, 2017.

Exchange Controls and Limitations Affecting Shareholders

There are no Belgian exchange control regulations that impose limitations on our ability to make, or the amount of, cash payments to residents of the United States.

Belgian Legislation

Disclosure of Significant Shareholdings

The Belgian Law of May 2, 2007 on the disclosure of significant shareholdings in issuers whose securities are admitted to trading on a regulated market and containing various provisions does not apply to us. However, in accordance with U.S. federal securities laws, holders of our ordinary shares and holders of ADSs representing our ordinary shares will be required to comply with disclosure requirements relating to their ownership of our securities. Any person who, after acquiring beneficial ownership of our ordinary shares or ADSs representing our ordinary shares, is the beneficial owners of more than 5% of our outstanding ordinary shares or ordinary shares underlying ADSs must file with the SEC a Schedule 13D or Schedule 13G, as applicable, disclosing the information required by such schedules, including the number of our ordinary shares or ordinary shares underlying ADSs that such person has acquired (whether alone or jointly with one or more other persons). In addition, if any material change occurs in the facts set forth in the report filed on Schedule 13D (including a more than 1% increase or decrease in the percentage of the total shares beneficially owned), the beneficial owner must promptly file an amendment disclosing such change.

Public Takeover Bids

Public takeover bids in Belgium for our shares or other securities giving access to voting rights are subject to supervision by the FSMA. Public takeover bids must be extended to all of the voting securities, as well as all other securities giving access to voting rights. Prior to making a bid, a bidder must publish a prospectus which has been approved by the FSMA prior to publication.

However, the Belgian rules on mandatory takeover bids, which provide that a mandatory bid must be launched if a person, as a result of its own acquisition or the acquisition by persons acting in concert with it or by persons acting for their account, directly or indirectly holds more than 30% of the voting securities in a Belgian listed company, are not applicable to us.

Squeeze-out

Pursuant to Article 513 of the Belgian Company Code and the regulations promulgated thereunder, a person or legal entity, or different persons or legal entities acting alone or in concert, who own together with the company 95% of the securities with voting rights in a public company are entitled to acquire the totality of the securities with voting rights in that company following a squeeze-out offer. The securities that are not voluntarily tendered in response to such an offer are deemed to be automatically transferred to the bidder at the end of the procedure. At the end of the procedure, the company is no longer deemed a public company, unless bonds issued by the company are still spread among the public. The consideration for the securities must be in cash and must represent the fair value (verified by an independent expert) in order to safeguard the interests of the transferring shareholders.

The DGCL provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.

Limitations on the Right to Own Securities

Neither Belgian law nor our articles of association impose any general limitation on the right of non-residents or foreign persons to hold our securities or exercise voting rights on our securities other than those limitations that would generally apply to all shareholders.

DESCRIPTION OF SECURITIES

We may offer ordinary shares, preference shares, ordinary or preference shares in the form of ADSs, warrants, rights, units, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.

Ordinary Shares

The following description is a summary of certain information relating to the rights and benefits attached to our ordinary shares, certain provisions of our articles of association, the Belgian Companies Code and the DGCL. Because this description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by reference to the description of our share capital and the material terms of our articles of association contained in our most recent Annual Report on Form 20-F as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, together with our articles of association, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

Right to Attend and Vote at Our Shareholders’ Meetings

Annual Shareholders’ Meeting

Our annual shareholders’ meeting will be held on the first Tuesday in June of each year, at 10 a.m., or at any other time, at our registered office or at any other place in Belgium mentioned in the notice of the meeting. If this date falls on a legal holiday in Belgium, the meeting is held on the next business day in Belgium (excluding Saturday) at the same time.

Special and Extraordinary Shareholders’ Meetings

Our board of directors or the statutory auditor (or the liquidators, if appropriate) may, whenever our interests so require, convene a special or extraordinary shareholders’ meeting. Such shareholders’ meeting must also be convened when one or more shareholders holding at least one-fifth of our share capital so demands.

Under the DGCL, special meetings of the stockholders of a Delaware corporation may be called by such person or persons as may be authorized by the certificate of incorporation or by the bylaws of the corporation, or if not so designated, as determined by the board of directors. Stockholders generally do not have the right to call meetings of stockholders unless that right is granted in the certificate of incorporation or the bylaws.

Notices Convening Shareholders’ Meetings

Notices of our shareholders’ meetings contain the agenda of the meeting indicating the items to be discussed as well as any proposed resolutions that will be submitted at the meeting. Other than in connection with a demand to convene a special or extraordinary shareholders’ meeting as described above, shareholders may not submit matters to be voted upon at our shareholders’ meetings.

Notices are sent 15 days prior to the date of our shareholders’ meeting to the holders of our registered shares, holders of our registered warrants and convertible bonds, and to our directors and our statutory auditor.

We publish on our website the notices of all our shareholders’ meetings and all related documents, such as specific board and auditor’s reports.

Under the DGCL, unless otherwise provided in the certificate of incorporation or by-laws, written notice of any meeting of the stockholders of a Delaware corporation must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and, in the case of a special meeting, the purpose of the meeting.

Admission to Meetings

All holders of our shares are entitled to attend our shareholders’ meeting, take part in the deliberations and, within the limits prescribed by the Belgian Company Code, vote.

Shareholders wishing to attend and participate in the shareholders’ meeting must have the ownership of their shares recorded in their names on the third business day preceding the day of the meeting through registration in the shareholders’ register. Our board of directors may make attendance and participation in the shareholders’ meeting subject to a requirement for shareholders to express, on a date prior to the meeting to be determined by our board of directors, their intention to attend the meeting and the number of shares in respect of which they intend to exercise voting rights.

Votes

Each of our ordinary shares is entitled to one vote except for shares owned by us, or by any of our direct subsidiaries, the voting rights of which are suspended.

Voting rights can also be suspended in relation to shares:

•	which are not fully paid-up, notwithstanding the request thereto of our board of directors;

•

to which more than one person, or a legal entity represented by two or more persons acting as a board, is entitled, except in the event a single representative is appointed for the exercise of the voting rights; and

•	for which the voting rights were suspended by a competent court.

The ordinary shares held by our principal shareholders do not entitle such shareholders to different voting rights, except that as long as Wilfried Vancraen, our founder and Chief Executive Officer, Hilde Ingelaere, an Executive Vice President of our company who is also Mr. Vancraen’s spouse, and their three children, Linde, Sander and Jeroen Vancraen, or collectively, the Family Shareholders, control, directly or indirectly, in the aggregate at least 20% of the voting rights attached to our ordinary shares company, a majority of our directors must be appointed by our shareholders from a list of candidates proposed by the Family Shareholders.

Any shareholder with the right to vote may either personally participate in the meeting or give a proxy to another person, who need not be a shareholder, to represent such shareholder at the meeting. All proxies must be in writing in accordance with the form prescribed by us and must be received by us no later than the date determined by our board of directors. Our articles of association do not allow shareholders to vote electronically.

Quorum and Majority Requirements

Generally, there is no quorum requirement for our shareholders’ meetings, except as provided for by law in relation to decisions regarding certain matters. Decisions are made by a simple majority, except where the law provides for a special majority.

Under the DGCL, the certificate of incorporation or bylaws of a Delaware corporation may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

Matters involving special legal quorum and majority requirements include, among others, amendment to the articles of association, issues of new shares, convertible bonds or warrants and decisions regarding mergers and demergers, which require at least 50% of the share capital to be present or represented and the affirmative vote of the holders of at least 75% of the votes cast. If the quorum is not reached, a second meeting may be convened at which no quorum requirement applies. The special majority requirement for voting, however, remains applicable.

Any modification of our corporate purpose or legal form requires a quorum of shareholders holding an aggregate of at least 50% of the share capital and approval by a majority of at least 80% of the share capital present or represented. If there is no quorum, a second meeting must be convened. At the second meeting, no quorum is required, but the relevant resolution must be approved by a majority of at least 80% of the share capital present or represented.

Right to Ask Questions at our Shareholders’ Meeting

Within the limits of Article 540 of the Belgian Company Code, members of the board of directors will answer, during the shareholders’ meeting, the questions raised by shareholders. Shareholders can ask questions either during the meeting or in writing, provided that we receive the written questions at the latest on the third business day preceding the shareholders’ meeting.

Dividends

All shares participate equally in our profits (if any) as of and for the entire fiscal year starting on January 1. In general, we may only pay dividends if approved at our shareholders’ meeting, although our board of directors may, subject to certain conditions, pay an interim dividend without shareholder approval in accordance with the provisions of the Belgian Company Code. Dividends are paid on the dates and at the places determined by our board of directors.

The Belgian Company Code provides that dividends can only be paid up to an amount equal to the excess of our shareholders’ equity over the sum of (i) paid-up or called-up share capital and (ii) reserves not available for distribution pursuant to law or the articles of association. Under Belgian law and our amended and restated articles of association, we must allocate at least 5% of our annual net profit under our statutory non-consolidated accounts (prepared in accordance with Belgian GAAP) to a legal reserve until the reserve equals 10% of our share capital. Our legal reserve currently meets this requirement.

Under the DGCL, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). Dividends may be paid in the form of shares, property or cash.

For more information on our current dividend policy, see “Dividend Policy.”

Appointment of Directors

Our articles of association provide that, as long as the Family Shareholders control, directly or indirectly, in the aggregate at least 20% of the voting rights attached to our ordinary shares company, a majority of our directors must be appointed by our shareholders from a list of candidates proposed by the Family Shareholders.

Liquidation Rights

Our company can only be dissolved by a shareholders’ resolution passed with a majority of at least 75% of the votes cast at an extraordinary shareholders’ meeting where at least 50% of the share capital is present or represented.

Under the DGCL, unless the board of directors approves the proposal to dissolve, dissolution of a Delaware corporation must be approved by stockholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. The DGCL allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

In the event of the dissolution and liquidation of our company, the assets remaining after payment of all debts and liquidation expenses will be distributed to the holders of our shares, each receiving a sum on a pro rata basis.

If, as a result of losses incurred, the ratio of our net assets (determined in accordance with Belgian legal and accounting rules) to share capital is less than 50%, our board of directors must convene a general shareholders’ meeting within two months of the date upon which our board of directors discovered or should have discovered this undercapitalization. At this shareholders’ meeting our board of directors needs to propose either our dissolution or our continuation, in which case our board of directors must propose measures to address our financial situation. Our board of directors must justify its proposals in a special report to the shareholders. Shareholders representing at least 75% of the votes validly cast at this meeting have the right to dissolve us, provided that at least 50% of our share capital is present or represented at the meeting.

If, as a result of losses incurred, the ratio of our net assets to share capital is less than 25%, the same procedure must be followed, it being understood, however, that in the event shareholders representing 25% of the votes validly cast at the meeting can decide to dissolve us. If the amount of our net assets has dropped below €61,500 (the minimum amount of share capital of a Belgian limited liability company), any interested party is entitled to request the competent court to dissolve us. The court can order our dissolution or grant a grace period during which time we must remedy the situation.

Holders of ordinary shares have no sinking fund, redemption or appraisal rights.

American Depositary Shares Representing Our Ordinary Shares

The following is a summary of the material provisions of the deposit agreement governing the ADSs that represent our ordinary shares. Because this description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by reference to the deposit agreement and the form of ADR, which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

The Bank of New York Mellon, as depositary, will register and deliver the ADSs. Each ADS will represent one ordinary share (or a right to receive one ordinary share) deposited with the principal Amsterdam office of ING Securities Services, Inc., as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs are administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ADSs either (i) directly (x) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (y) by having ADSs registered in your name in the Direct Registration System, or (ii) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, or ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Belgian law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have the rights of an ADS holder. A deposit agreement among us, the depositary, ADS holders, and all other persons indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

Cash. We have no present intention of declaring or paying any cash dividends or cash distributions on our ordinary shares in the foreseeable future. In the event we do declare or pay any cash dividends or cash distributions, the depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If it is not possible and lawful to do so on a reasonable basis, or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary that must be paid will be deducted. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares. We have no present intention of declaring or paying any share dividends or other distributions of our ordinary shares in the foreseeable future. In the event of a share dividend or other distribution of ordinary shares, the depositary may distribute additional ADSs representing such ordinary shares. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the Depositary will consult with us in good faith concerning the appropriate treatment of such additional ordinary shares. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

Rights to Purchase Additional Ordinary Shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the ordinary shares on your behalf. The depositary will then deposit the ordinary shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay the exercise price and any other charges required to be paid in order to exercise the rights.

U.S. securities laws may restrict transfers or the cancellation of the ADSs representing ordinary shares purchased upon the exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it determines is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders. This means that ADS holders may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to ADS holders.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, and delivery of any required endorsements, certifications or other instruments of transfer required by the depositary, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can you withdraw the deposited securities?

You may surrender your ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person designated by you at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

How can you interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to you a statement confirming that you are the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary how to vote the number of deposited ordinary shares your ADSs represent. The depositary will notify you of shareholders’ meetings and arrange to deliver our voting materials to you if we ask it to. Those materials will describe the matters to be voted on and explain how you may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.

Otherwise, you will not be able to exercise your right to vote unless you withdraw the ordinary shares. However, you may not know about the meeting with sufficient advance notice to withdraw the ordinary shares.

The depositary will try, to the extent practicable, and subject to the laws of Belgium and to our articles of association, bylaws or similar documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by you. If we requested the depositary to act at least 30 days prior to the meeting date and the depositary does not receive voting instructions from you by the specified date, it will consider you to have instructed it to give a discretionary proxy to a person designated by us with respect to the number of deposited securities represented by your ADSs, provided that no such instruction will be deemed given with respect to any matter as to which we inform the depositary (and we will provide such information as promptly as practicable, if applicable) that substantial opposition exists or such matter materially and adversely affects the rights of holders of ordinary shares. The depositary will only vote or attempt to vote as instructed or as described above. The depositary, as a shareholder on record, may either personally participate in the meeting or give a proxy to another person to represent it at the meeting. Our articles of association do not allow shareholders to vote electronically.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 15 days in advance of the meeting date.

Fees and Expenses

What fees and expenses will you be responsible for paying?

Pursuant to the terms of the deposit agreement, you will be required to pay the following fees to the depositary:

Persons depositing or withdrawing ordinary shares or ADS holders must pay to the depositary:	For:

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.05 (or less) per ADS	Any cash distribution to you

A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to you

$0.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADS or ordinary shares underlying an ADS, such as share transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-based services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
• Change the nominal or par value of our ordinary shares • Reclassify, split up or consolidate any of the deposited securities	The cash, ordinary shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

• Distribute securities on the ordinary shares that are not distributed to you • Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or materially prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement at our direction by mailing notice of termination to the ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing notice of termination to us and the ADS holders if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver ordinary shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our obligations and the obligations of the depositary; limits on liability to holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary or any of our respective directors, officers, employees, agents or affiliates. We and the depositary and our respective directors, officers, employees, agents or affiliates:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	are not liable for any tax consequences to any holders of ADSs on account of their ownership of ADSs;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person; and

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances. Additionally, we, the depositary and each owner and holder of ADSs waives the right to a jury trial in an action against us or the depositary arising out of or relating to the ordinary shares or other deposited securities, ADSs, ADRs or the deposit agreement.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

•	payment of share transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying Your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

•

when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; and

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon surrender and cancellation of pre-released ADSs (even if the ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may accept ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary and agrees in writing that it or its customer (i) owns or represents the owner of the shares to be deposited (ii) assigns all beneficial right, title and interest in such shares to the depositary in its capacity as such and for the benefit of the ADS holders, and (iii) will not take any action with respect to such shares that is inconsistent with the transfer of beneficial ownership (including without the consent of the depositary, disposing of such shares), other than in satisfaction of such pre-release; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, which limit will normally be 30% of the ordinary shares deposited under the deposit agreement, although the depositary may disregard the limit from time to time if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs, which ownership will be confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS and Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs; ADS Holder Information

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Each holder of ADSs will be required to provide such information as from time to time may be requested by us or as may otherwise be required to be disclosed, in accordance with applicable law, the rules and requirements of any stock exchange or clearing system on which the ADSs are traded or our articles of association.

Preference Shares

We may issue preference shares from time to time, in one or more series, including preference shares in the form of ADSs. We will set forth in the applicable prospectus supplement a description of the terms and rights of the preference shares that may be offered under this prospectus, including the designation of the series, the number of shares of the series, the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series, and the voting rights, if any, of the holders of the series. Belgian company law and/or our articles of association may require shareholder approval for the establishment of a series of preference shares. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preference shares being offered.

Warrants

As we have done in the past, we may issue warrants for the purchase of our ordinary shares and/or preference shares and/or ordinary shares or preference shares in the form of ADSs and/or debt securities in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and/or warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and/or forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We may evidence series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Rights

We may issue rights for the purchase of our ordinary shares and/or preference shares and/or ordinary shares or preference shares in the form of ADSs. We may issue rights independently or together with other securities, the rights may be attached to or separate from these securities and the rights may or may not be transferable by the shareholder receiving the rights in the rights offering. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the rights being offered, as well as the complete rights agreements and/or rights certificates that contain the terms of the rights. Forms of the rights agreements and/or forms of rights certificates containing the terms of the rights being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We may evidence rights by rights certificates that we will issue. Rights may be issued under an applicable rights agreement that we enter into with a rights agent. We will indicate the name and address of the rights agent, if applicable, in the prospectus supplement relating to the rights being offered.

Units

We may issue, in one or more series, units consisting of ordinary shares, preference shares, ordinary shares or preference shares in the form of ADSs, debt securities, warrants for the purchase of ordinary shares and/or preference shares and/or debt securities, and/or rights for the purchase of ordinary shares and/or preference shares in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

Debt Securities

We may offer and issue debt securities from time to time in one or more series, under an indenture between us and the trustee named in the indenture, dated as of a date on or prior to the issuance of the debt securities, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to an indenture between us and the trustee named in the indenture. We have filed a form of the indenture as an exhibit to the registration statement of which this prospectus forms a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered and sold will be filed as exhibits to the registration statement of which this prospectus is a part and/or will be incorporated by reference from reports that we file with the SEC. The indenture, as amended or supplemented from time to time, is referred to below collectively as the “indenture.” The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction). However, since we are a company incorporated and existing under Belgian law, certain aspects of the debt securities may be governed by compulsory provisions of Belgian law, which, if applicable, will be specified in the applicable prospectus supplement. The indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

The following description sets forth certain general terms and provisions of the debt securities. Please note that the terms of any series of debt securities that we may offer may differ significantly from the general terms described in this prospectus. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations and Belgian tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and the indenture, as amended or supplemented from time to time.

General

We expect that the indenture will not limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series.

You should read the indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

(a) the title, designation, aggregate principal amount and authorized denominations of the debt securities;

(b) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the debt securities will be issued;

(c) the date or dates on which the principal of the debt securities is payable;

(d) the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates at which the debt securities will bear interest, if any, the date or dates from which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

(e) any optional or mandatory sinking fund provisions or conversion or exchangeability provisions upon which debt securities will be redeemed, purchased, converted or exchanged;

(f) the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory provisions;

(g) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities will be issuable;

(h) if other than the full principal amount, the portion of the principal amount of the debt securities of that will be payable upon declaration of acceleration pursuant to the terms of the indenture or provable in bankruptcy;

(i) any addition to or change in the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the terms of the indenture;

(j) the currency or currencies, including composite currencies, in which payments of principal of, premium or interest, if any, on the debt securities will be payable, if other than U.S. dollars;

(k) if payments of principal of, premium or interest, if any, on the debt securities will be payable, at our election or at the election of any holder, in a currency other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

(l) if payments of interest, if any, on the debt securities will be payable, at our election or at the election of any holder, in cash or additional securities, and the terms and conditions upon which the election may be made;

(m) if denominated in a currency or currencies other than U.S. dollars, the equivalent price of the debt securities in U.S. dollars for purposes of determining the voting rights of holders of the debt securities;

(n) if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which the amounts will be determined;

(o) any restrictive covenants or other material terms relating to the debt securities;

(p) whether the debt securities will be issued in the form of global securities or certificates in registered form;

(q) any terms with respect to subordination;

(r) any listing on any securities exchange or quotation system;

(s) additional provisions, if any, related to defeasance and discharge of the debt securities; and

(t) the applicability of any guarantees, which would be governed by New York law.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. U.S. federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

Ranking

We may issue senior debt securities, which may be secured or unsecured, under the indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.

We may also issue subordinated debt securities under the indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the indenture, to all our senior debt.

Covenants

Any series of debt securities may have covenants in addition to or differing from those included in the indenture, which will be described in subsequent filings prepared in connection with the offering of such securities, and may limit or restrict, among other things:

•	our ability to incur either secured or unsecured debt, or both;

•	our ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modifications of the Indenture

Unless the debt securities qualify as bonds (obligaties / obligations) under Belgian company law, we expect that the indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the indenture affected by the modification, taken together as a class. But we expect that no modification that:

1)	changes the amount of debt securities whose holders must consent to an amendment, supplement or waiver, subject to certain exceptions;

2)	reduces the rate of or changes the interest payment time on any debt security;

3)

Waives a redemption payment or alters the redemption provisions of any debt security (other than any alteration that would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

4)	reduces the principal or changes the stated maturity of any debt security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

5)	reduces the principal amount payable of any security upon maturity;

6)

waives a default or event of default in the payment of the principal of or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

7)	changes the place or currency of payment of principal of or interest, if any, on any debt security other than that stated in such debt security;

8)	impairs the right of any holder of a debt security to receive payment of principal or interest on the debt security of such holder on or after the due dates therefor;

9)	impairs the right to institute suits for the enforcement of any payment on or with respect to any debt security;

10)	changes the ranking of any debt security; or

11)	makes any other change which is specified in the applicable subsequent filings;

will be effective against any holder without its consent. Other terms of our debt securities that do not qualify as bonds (obligaties / obligations) under Belgian company law, as specified in subsequent filings, may be modified without the consent of the holders.

In the event the debt securities, however, do qualify as bonds (obligaties / obligations) under Belgian company law, the rights of the respective holders may only be modified if the provisions relating to general meetings of bondholders (algemene vergadering van obligatiehouders / assemblée générale des obligataires) as set forth in the Belgian Company Code are complied with.

Events of Default

We expect that the indenture will define an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any other covenant in the debt securities or the indenture which continues for 60 days after we receive notice of the default;

•

default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default;

•

failure to pay certain final, non-appealable judgements, the aggregate uninsured and unbonded portion of which is in excess of a minimum amount set forth in the applicable subsequent filings, if the judgments are not paid, discharged, waived or stayed within a specified number of days set forth in the applicable subsequent filings; and

•	certain events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.

We expect that under the indenture, in case an event of default occurs and continues for the debt securities of any series, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that the indenture will require us to file annually after debt securities are issued under the indenture with the trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of the indenture. We also expect that the indenture will provide that the trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that the indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, the indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of the indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

PLAN OF DISTRIBUTION

We may sell our securities from time to time in one or more transactions. We may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or dealers acting with us or on our behalf may also purchase our securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

•

We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with the prospectus, to sell our securities.

If we offer our ordinary shares or preference shares (including in the form of ADSs) in a subscription rights offering to our existing shareholders, we may enter into a standby underwriting agreement with dealers acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may use a dealer to sell our securities.

•	If we use a dealer, we will sell our securities to the dealer, as principal.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

Agents, underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•

If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

•

We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

In compliance with FINRA guidelines, the maximum compensation to the underwriters or agents in connection with the sale of securities pursuant to this prospectus will not exceed 8% of the aggregate total offering price to the public of the securities as set forth on the cover page of any applicable prospectus supplement or other offering material. It is anticipated that the maximum compensation to be received in connection with the sale of the securities will be significantly less than 8% of the total offering price to the public as set forth on the cover page of any applicable prospectus supplement or other offering material.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of the lock-up provisions, if any, with respect to any given offering will be described in the applicable prospectus supplement.

The expenses of any offering of our securities will be detailed in the applicable prospectus supplement.

We will identify the specific plan of distribution, including any agents, underwriters, dealers, remarketing firms or other third parties and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters with respect to the validity of certain of the offered securities will be passed upon for us by Clifford Chance LLP, London, England and Clifford Chance LLP, Brussels, Belgium. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of Materialise NV as of December 31, 2017, 2016 and 2015 and for each of the three years in the period ended December 31, 2017 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO Bedrijfsrevisoren Burg. CVBA, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements of RSPRINT Powered by Materialise NV as of December 31, 2017 and 2016 and for each of the two years in the period ended December 31, 2017 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO Bedrijfsrevisoren Burg. CVBA, independent accountants (the report on the financial statements contains an explanatory paragraph regarding RSPRINT Powered by Materialise NV’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

BDO Bedrijfsrevisoren Burg. CVBA, Zaventem, Belgium, is a member of the Instituut van de Bedrijfsrevisoren / Institut des Réviseurs d’Entreprises.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are a Belgian limited liability company and our registered offices and the majority of our assets are located outside of the United States. In addition, all of our directors and senior management and the experts named herein are residents of jurisdictions other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or our company, to enforce judgments obtained in U.S. courts against these individuals or our company in courts outside the United States, or to enforce against these individuals and our company, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon U.S. federal or state securities laws.

The United States currently does not have a treaty with Belgium providing for the reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. Consequently, a final judgment rendered by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Belgium. Actions for the enforcement of judgments of U.S. courts are regulated by Articles 22 to 25 of the 2004 Belgian Code of Private International Law. Recognition or enforcement does not imply a review of the merits of the case and is irrespective of any reciprocity requirement. A U.S. judgment will, however, not be recognized or declared enforceable in Belgium unless, in addition to compliance with certain technical provisions, the Belgian courts are satisfied that:

•	the effect of the recognition or enforcement of judgment is not manifestly incompatible with Belgian public policy;

•	the judgment did not violate the rights of the defendant;

•

the judgment was not rendered in a matter where the parties did not freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian international law;

•	the judgment is not subject to further recourse under U.S. law;

•	the judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be enforced in Belgium;

•	the claim was not filed outside Belgium after a claim was filed in Belgium, if the claim filed in Belgium relates to the same parties and the same purpose and is still pending;

•	the Belgian courts did not have exclusive jurisdiction to rule on the matter;

•	the U.S. court did not accept its jurisdiction solely on the basis of either the presence of the plaintiff or the location of the disputed goods in the United States;

•	the judgment relates to the validity, operation, dissolution, or liquidation of a legal entity that has its main seat in Belgium at the time of the petition of the U.S. court; and

•	the judgment submitted to the Belgian court is authentic.

In addition, with regard to the enforcement through legal proceedings in Belgium (including the exequatur of foreign court decisions in Belgium), a registration tax at the rate of 3% of the amount of the judgment is payable by the debtor, if the sum of money which the debtor is ordered to pay by a Belgian court, or by a foreign court judgment that is either (i) automatically enforceable and registered in Belgium, or (ii) rendered enforceable by a Belgian court, exceeds €12,500. The registration tax is payable by the debtor. The creditor is jointly liable up to a maximum of one-half of the amount the creditor recovers from the debtor.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, including amendments and relevant exhibits and schedules, covering the underlying securities offered hereby. This prospectus, which constitutes a part of the registration statement on Form F-3, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and the securities offered hereby.

We file annual reports on Form 20-F and other information with the SEC and furnish reports on Form 6-K to the SEC. We are not required to disclose certain other information that is required from U.S. domestic issuers. Also, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing of proxy statements to shareholders and our directors, senior management and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

You may review and copy the registration statement, reports and other information we file or furnish at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also request copies of these documents upon payment of a duplicating fee by writing to the SEC. For further information on the public reference facility, please call the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, other U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.

We have filed our amended and restated articles of association and all other deeds that are to be published in the annexes to the Belgian State Gazette with the clerk’s office of the Commercial Court of Leuven (Belgium), where they are available to the public. A copy of our amended and restated articles of association is also publicly available as an exhibit to the registration statement of which this prospectus forms a part. In accordance with Belgian law, we must prepare audited annual statutory and consolidated financial statements. The audited annual statutory and consolidated financial statements and the reports of our board and statutory auditor relating thereto are filed with the Belgian National Bank, where they are available to the public.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

•	our Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on April 30, 2018;

•	Amendment No. 1 to our Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on May 30, 2018;

•	Amendment No. 2 to our Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on June 26, 2018;

•	our Report on Form 6-K filed with the SEC on July 3, 2018; and

•

the descriptions of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A filed with the SEC on June 20, 2014 and any amendments or reports filed for the purpose of updating such description.

All annual reports on Form 20-F and any amendment thereto and any report on Form 6-K (or portion thereof) that expressly indicates it is being incorporated by reference in this prospectus, in each case, that we file with or furnish to the SEC prior to the termination or completion of the offering under this prospectus, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing or furnishing of such reports and documents. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All of the documents that are incorporated by reference are available at the website maintained by the SEC at http://www.sec.gov. In addition, copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, to whom a copy of this prospectus is delivered on the written or oral request of that person made to: Materialise NV, Technologielaan 15, 3001 Leuven, Belgium, Attention: Chief Legal Counsel.

4,000,000 American Depositary Shares

Representing 4,000,000 Ordinary Shares

MATERIALISE NV

PROSPECTUS SUPPLEMENT

J.P. Morgan

Stifel

                    , 2021